Exhibit 2.4
STOCK PURCHASE AGREEMENT
by and between
ALLIANCE BANK CORPORATION,
a Virginia banking corporation
(“Seller”)
and
THOMAS P. DANAHER and OSWALD H. SKEWES
(together the “Buyer”)
December 29, 2009

STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of December 29, 2009 (the “Effective Date”), is made by and between ALLIANCE BANK CORPORATION, a Virginia banking corporation (the “Seller”), and THOMAS P. DANAHER (individually “Danaher”) and OSWALD H. SKEWES (individually “Skewes”, and with Danaher and Skewes together, as the “Buyer”). The Seller and the Buyer are referred to collectively herein as the “Parties” and individually as a “Party”.
     WHEREAS, ALLIANCE INSURANCE AGENCY, INC., a Virginia corporation (the “Company”), is currently actively engaged in the Business; and
     WHEREAS, the Company is authorized to issue Fifteen Thousand (15,000) shares of common stock (the “Authorized Stock”); and
     WHEREAS, the Company, prior to its acquisition by Seller, was knows as the Thomas P. Danaher and Company, Inc. (the “Danaher Agency”); and
     WHEREAS, of the Authorized Stock, the Company has issued and the Seller now owns Ten Thousand (10,000) shares of common stock in the Company, which represents One Hundred percent (100%) of the issued and outstanding capital stock of the Company (the “Stock”); and
     WHEREAS, the Company is engaged in and operates the Business from various locations to include 4200 Evergreen Lane, Annandale, Virginia 22003 (the “Annandale Location”) and 125 Olde Greenwich Drive, Suite 200, Fredericksburg, Virginia 22408 (the “Fredericksburg Location”); and
     WHEREAS, the Company is the sole owner of ALLIANCE/BATTLEFIELD INSURANCE AGENCY, LLC, a Virginia limited liability company (the “Battlefield Agency”), which entity is engaged in the business of insurance sales from its location at 10611 Balls Ford Road, Suite 140, Manassas, Virginia 21019 (the “Manassas Location”); and
     WHEREAS, Danaher: (i) was the sole owner of the Danaher Agency prior to its sale and acquisition by Seller, (ii) is currently employed by the Seller as the President of the Company, (iii) is solely responsible for the day to day management and operation of the Company and its Business, and (iv) is intimately familiar with the Company’s operations and finances; and
     WHEREAS, Skewes: (i) was the sole owner of the Battlefield Agency prior to its sale and acquisition by Company, (ii) is currently employed by the Battlefield Agency as its Manager, (iii) is solely responsible for the day to day management and operation of the Battlefield Agency and its Business, (iv) and is intimately familiar with the Battlefield Agency’s operations and finances; and
     WHEREAS, the Buyer desires to purchase (with Danaher acquiring 9,800 shares and Skewes acquiring 200 shares) and the Seller desires to sell, all of the Stock in the Company on the terms set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to be legally bound, agree as follows:

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

     1. Definitions. Capitalized terms used, but not otherwise defined in the body of this Agreement, shall have the meanings ascribed to such terms as set forth in Exhibit A hereto.
     2. Basic Transaction.
          (a) Purchase and Sale of Stock. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Stock at Closing, free and clear of any Encumbrance, for the consideration specified in this Agreement.
          (b) Purchase Price. The Buyer agrees to pay to the Seller at the Closing for the Stock the sum of Five Million Twenty Five Thousand and 00/100 Dollars ($5,025,000.00) (the “Purchase Price”; which is understood by the parties to consist of $4,975,000.00 from Danaher and $50,000.00 from Skewes). Subject to adjustment required to be made post Closing pursuant to Section 2(e) below, the Purchase Price shall be paid at Closing by Buyer as follows:
               (i) Cash Payment. The sum of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00) (the “Cash Payment”; which is understood by the parties to consist of $3,700,000.00 from Danaher and $50,000.00 from Skewes), in cash by wire transfer or delivery of other immediately available funds to the Escrow Agent (hereinafter defined) on or before 5:00 p.m. on or before the Closing Date. The Buyer shall be entitled to apply against the Cash Payment a credit equal to the Closing Credit, as the term is hereinafter defined in Section 2(c) below. If for any reason settlement does not occur on the Closing Date for reasons other than Buyer’s default, the amount of Cash Payment delivered to the Escrow Agent Seller shall be immediately refunded to Buyer; and
               (ii) Seller Take-back Note. A purchase money deferred note from Danaher to Seller in the sum of Six Hundred Fifty Thousand and 00/100 Dollars ($650,000.00) in the form attached hereto as Schedule 2(b)(ii) (the “Note”). The Note shall be due and payable in full on February 15, 2011 (the “Maturity Date”). Provided the Note is paid on or before the Maturity Date, privilege is reserved to pay the Note without interest. In the event the Note, or any portion thereof, is paid after the Maturity Date, the unpaid principal balance shall bear interest at the rate of twelve percent (12%) per annum from the date of the Note, until paid. Danaher, at its option, shall be entitled to prepay the Note in whole or in part without penalty; and
               (iii) Deferred Revenue Payment. By deferred revenue payments from Danaher to Seller totaling Six Hundred Twenty Five Thousand and 00/100 Dollars ($625,000.00) (the “Deferred Revenue Payment”), as the same is more fully defined in Section 2(d) below. Subject to credits for the Deferred Revenue Credit, as the term is hereinafter defined in Section 2(d)(ii) below, as the term is hereinafter defined in Section 2(d)(iii) below, the Deferred Revenue Payment shall be paid annually over a period of Five (5) years at the rate of One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00) per year, with the first payment being due and payable on February 15, 2011, and on the same date annually thereafter, until paid in full. To evidence the obligation to pay the Deferred Revenue Payment, Danaher shall provide Seller with five (5) separate notes, each in the sum of One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00) in the form attached hereto as Schedule 2(b)(iii) (individually each a “Deferred Revenue Note” and collectively the “Deferred Revenue Notes”). The first of the Deferred Revenue Notes shall be due and payable on February 15, 2011 and on the 15th of February of each year thereafter, until all five (5) of the Deferred Revenue Notes have been paid in full. Danaher, at its option, shall be entitled to prepay the Deferred Revenue Notes in whole or in part without penalty.

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

          (c) Closing Credit Defined.
               (i) Danaher Change of Control Credit. Pursuant to the terms of that certain Employment Agreement dated November 15, 2005 and entered into by and between Company and Danaher (the “Danaher Employment Agreement”), Danaher, upon sale of the Company and satisfaction of certain conditions, may be entitled to a change of control payment up to a maximum of eighteen (18) months base salary (the “Danaher Change of Control Payment”). For the sole purpose of this Agreement only and for no other purpose, the Parties hereto have agreed that as a result of Buyer’s purchase of the Company, Danaher shall be provided with the Danaher Change of Control Payment in the sum of Two Hundred Eighty Nine Thousand Four Hundred Sixty Three and 00/100 Dollars ($289,463.00) to be applied at Closing against the Cash Payment portion of the Purchase Price (the “Danaher Change of Control Credit”). Upon Closing and the application of the Danaher Change of Control Credit against the Purchase Price, Danaher shall forever release Seller from any and all claims or causes of action which Danaher may have for payment of the Danaher Change of Control Payment or any other sums due under the Danaher Employment Agreement. Notwithstanding the foregoing, nothing herein shall be construed to be an admission by Seller that Danaher is otherwise entitle under the terms of the Danaher Employment Agreement to the Danaher Change of Control Payment.
               (ii) Skewes Change of Control Credit. Pursuant to the terms of that certain Employment Agreement dated December 15, 2006 and entered into by and between Company and Skewes (the “Skewes Employment Agreement”), Skewes, upon sale of the Company and satisfaction of certain conditions, may be entitled to a change of control payment up to a maximum of twelve (12) months base salary or One Hundred Forty Thousand and 00/100 Dollars ($140,000.00) (the “Skewes Change of Control Payment”). For the sole purpose of this Agreement only and for no other purpose, the Parties hereto have agreed that as a result of Buyer’s purchase of the Company, Skewes shall be provided with a portion of the Skewes Change of Control Payment in the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) to be applied at Closing against the Cash Payment portion of the Purchase Price (the “Skewes Change of Control Credit”). The remaining balance due on the Skewes Change of Control Payment in the sum of Ninety Thousand and 00/100 Dollars ($90,000.00) (the “Skewes Change of Control Cash-Out Payment”), shall be paid directly by Seller to Skewes at Closing. Upon Closing and the application of the Skewes Change of Control Credit against the Purchase Price and the payment of the Skews Change of Control Cash-Out Payment, Skewes shall forever release Seller from any and all claims or causes of action which Skewes may have for payment of the Skewes Change of Control Payment or any other sums due under the Skewes Employment Agreement (the “Change of Control Payment Release”). The provisions governing the Change of Control Payment Release by Skewes shall indefinitely survive Closing and shall be self operative as of the Closing Date and the application of the Skewes Change of Control Credit and the payment of the Skewes Change of Control Cash-Out payment, all as if again made on the Closing Date by Skewes. Notwithstanding the foregoing, nothing herein shall be construed to be an admission by Seller that that Skewes is otherwise entitled under the terms of the Skewes Employment Agreement to the Skewes Change of Control Payment.
               (iii) Closing Credit Calculation. The sum total of the Danaher Change of Control Credit and the Skewes Change of Control Credit (totaling $339,463.00) shall be deemed to be a credit against the Cash Payment portion of the Purchase Price (collectively the “Closing Credit”), as the same is reflected on Schedule 2(c)(iv) attached hereto.
          (d) Deferred Revenue Payment. A portion of the Business and revenue of the Company (to include that of the Battlefield Agency), is derived from the sale of employee benefit related insurance policies and services, which policies and services include, but are not limited to, health care

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

insurance, dental insurance, AD&D coverage, group life insurance policies, retirement plans and 401(k) related activities (collectively the “Employee Benefits Business Line”). In the event:
               (i) Employee Revenue Line Greater Then $425,000.00. The Employee Benefits Business Line in any given calendar year (starting from January 1, 2010 and being measured annually from January 1 to December 31 of each year) grosses in excess of Four Hundred Twenty Five Thousand and 00/100 Dollars ($425,000.00), Danaher shall be obligated to pay and/or cause the Company to pay the corresponding Revenue Note for that year in full without deduction or offset. Upon receipt of payment, the Seller shall return the corresponding Revenue Note for that year back to Danaher marked as paid and satisfied.
               (ii) Employee Revenue Line Less Then $425,000.00. The Employee Benefits Business Line in any given year (starting from January 1, 2010 and being measured annually from January 1 to December 31 of each year) grosses less than Four Hundred Twenty Five Thousand and 00/100 Dollars ($425,000.00), Danaher shall nevertheless be obligate to pay Seller (or cause the company to pay Seller) for that year a sum equal to thirty percent (30%) of the gross revenues generated from the Employee Benefits Business Line (the “Percentage Payment”). The difference between the Percentage Payment, obligated to be made and in fact made by Danaher (or the Company. as the case may be) and the corresponding Revenue Note for that year, shall be deemed to be a credit against the corresponding Revenue Note for that year (the “Deferred Revenue Credit”). In exchange for the Percentage payment made and the corresponding Deferred Revenue Credit applied, the Seller shall return the corresponding Revenue Note for that year back to Danaher marked as paid and satisfied.
               (iii) Deferred Revenue Schedule. In the event that a Deferred Revenue Payment to Seller in any given year is less then One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00), Danaher shall provide or cause the Company to provide Seller, along with the reduced Deferred Revenue Payment, an itemized statement breaking down Company’s gross revenues and sources of income with respect to the Employee Benefits Business Line for the previous calendar year (the “Deferred Revenue Schedule”). A sample form of the Deferred Revenue Schedule to be used by Danaher is attached hereto and incorporated herein as Schedule 2(d)(iii). The Deferred Revenue Schedule shall breakdown and itemize each source of income derived by the Company with respect to its Employee Benefits Business Line during the course of the past calendar year. Along with the Deferred Revenue Schedule, Danaher shall also further provide or cause the Company to provide supporting documentation, to include, but not limited to, all applicable carrier/provider payment statements, to support and justify the amount of reduced Deferred Revenue Payment made by Danaher and/or the Company to Seller for the past calendar year.
               (iv) Right to Inspect. In the event that a Deferred Revenue Payment to Seller in any given year is less then One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00), Seller, or its duly authorized representatives, may, upon thirty (30) days written request, during business hours, inspect and/or audit any or all of Danaher’s and/or Company’s books and records concerning the calculation of all revenues derived by Danaher and/or the Company from its Employee Benefits Business Line, their respective calculation of both the Percentage Payment and the Deferred Revenue Credit (together the “Deferred Revenue Calculations”), which books and records Danaher agrees to maintain, and to cause the Company to maintain, for so long as the any portion of the Deferred Revenue Payment remains outstanding. Such audit shall be conducted at the Annandale Location. If Seller makes an audit for any period or year, and if the Deferred Revenue Calculations provided by Danaher and or Company for any period or year are found to be understated by three (3%) percent or more, then Danaher shall pay to Seller the reasonable cost for such audit, in addition to a prompt payment of the underpaid Deferred Revenue Payment amount, which sum shall be paid not later than thirty (30)

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

days after notice thereof to Danaher. The report of the findings of an independent certified public account or other independent qualified consultant reasonably selected by Seller shall be binding and conclusive upon Seller and Danaher.
               (v) Due on Sale. Notwithstanding any other term or provision contained in this Agreement, in the event Danaher sells or otherwise transfers a majority interest in the Company to a Target Entity (hereinafter defined) prior to full payoff of the Note or prior to full payoff of the Deferred Revenue Payment in accordance with the provisions of this Section 2(d), the principal balance due on the Note, the Deferred Revenue Payment and each outstanding Deferred Revenue Note representing the same, shall be accelerated and Danaher shall immediately pay to Seller the accelerated principal balance due on both the Note and each of the Deferred Revenue Notes and without application of the Deferred Revenue Credit. As the balance owing may fluctuate on the payment of the Deferred Revenue Notes, the total possible amount owing shall be paid to and held by the Escrow Agent and released to the Seller only after the time due and calculations of the actual amount due have been made, pursuant to the terms of the Notes. For the purposes of this Section 2(d)(v) the term “Target Entity” shall mean any publically traded company or any entity with annual gross revenues in excess of $25,000,000.00. Notwithstanding the foregoing and any subsequent sale or transfer of the Company, Danaher shall continue to be obligated to be bound to and make the payments under the Note and the Deferred Revenue Notes as provided for herein.
          (e) Post Closing Adjustment, Procedure and Amount.
               (i) Closing Date Balance Sheet. Within thirty (30) days of the Closing Date, the Seller will prepare and deliver to Buyer a balance sheet of the Company as of the Closing Date (“Closing Date Balance Sheet”). The Closing Date Balance Sheet shall be in form and account for items as set forth in Schedule 2(e)(i) attached hereto. The Closing Date Balance Sheet will be used in computing Seller’s equity in the Company (the “Equity Adjustment Amount”). If the Equity Adjustment Amount is greater than zero (a positive number), said sum shall be paid by Buyer to Seller on or before the tenth (10th) business day after the Closing Balance Sheet Approval Date (hereinafter defined). If the Equity Adjustment Amount is less than zero (a negative number), said sum will be paid by Seller to Buyer on or before the tenth (10th) business day after the Closing Balance Sheet Approval Date. The Equity Adjustment Amount, if any, will be paid in immediately available funds by wire transfer or cashier’s check to an account specified in writing by Party to receive the same.
               (ii) Dispute Resolution. If within, fifteen (15) days following delivery of the Closing Date Balance Sheet, Buyer has not given Seller notice of its objection to the Closing Date Balance Sheet (such notice must contain a statement of the basis of Buyer’s objection), the Closing Date Balance Sheet will be used in computing the Equity Adjustment Amount. If Buyer gives such notice of objection, and the items in dispute cannot be resolved by agreement between Seller and Buyer prior to the thirtieth (30th) day after the Closing Date Balance Sheet is originally delivered pursuant hereto, the issues in dispute will be submitted to neutral certified public accountant, as selected by Seller and Buyer (the “Accountant”), for resolution. If issues in dispute are submitted to the Accountant for resolution, (1) the Accountant shall use the accounting methods and principles used in preparation of Company’s existing balance sheets; (2) each Party will furnish to the Accountant such work papers and other documents and information relating to the disputed issues as the Accountant may request and are available to that Party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountant any material relating to the determination and to discuss the determination with the Accountant; (3) the determination by the Accountant, as set forth in a notice delivered to both Parties by the Accountant, will be binding and conclusive on the Parties, and the Closing Date Balance Sheet as finally determined by the Accountant shall be used in computing the Equity Adjustment Amount; and (4) Buyer and Seller will each bear 50% of the fees of the Accountant for such determination. The date on

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

which the Buyer approves the Closing Date Balance Sheet by its affirmative action or its failure to respond within fifteen (15) days as required by Section 2(e)(ii) above, or the date on which the Closing Date Balance Sheet is finally determined by the Accountant, whichever first occurs, shall be the “Closing Balance Sheet Approval Date”.
          (f) Security for Payment. At Closing, the Stock will be transferred on the books of the Company to Buyer, with Danaher receiving 9,800 shares (the “Danaher Stock”) and Skewes receiving 200 shares, and the Company will issue certificate(s) to Buyer representing the Stock transferred hereunder. Danaher will thereupon execute a Security, Pledge and Escrow Agreement in the form attached as Schedule 2(f) (the “Pledge Agreement”), granting to Sellers a security interest in the Danaher Stock in order to assure to Seller payment in full of the Note and the Deferred Revenue Notes representing the Deferred Revenue Payment. Pursuant to the Pledge Agreement, Danaher will deliver the outstanding certificate(s) representing the pledged Stock, together with appropriate assignments separate from certificates, to the Sellers, who will immediately thereafter deliver such certificates and assignments to Vanderpool, Frostick & Nishanian, P.C., as escrow agent (the “Escrow Agent”), who shall hold such certificates and assignments in accordance with the Pledge Agreement.
          (g) The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place in the offices of Vanderpool, Frostick & Nishanian, P.C., 9200 Church Street, Suite 400, Manassas, Virginia commencing at 5:00 p.m. local time on December 29, 2009, or at such other place and time as may be agreed to by the Parties (the “Closing Date”). Buyer and Sellers shall cause their duly authorized representatives to be present at Closing and in possession of such attestations and certificates as are necessary to authorize them to execute documents on behalf of their principals.
          (h) Deliveries at the Closing. At the Closing, the Seller and the Buyer shall deliver the documents and take the actions set forth in the remainder of this Section 2(h). All documents that the Seller delivers at the Closing shall be reasonably satisfactory in form and substance to the Buyer and its counsel. All documents that the Buyer delivers at the Closing shall be reasonably satisfactory in form and substance to the Seller and its counsel.
               (i) Closing Deliveries by the Seller. In addition to any other document to be delivered under any other provision of this Agreement, the Seller shall deliver or cause to be delivered at the Closing:
                    (1) Certificate(s) representing the Stock duly executed so as to transfer and assign the Stock to Buyer;
                    (2) True copies of the Articles of Incorporation and By-laws of the Company;
                    (3) The minute book (if separate from the minute book of Seller) and corporate seal for the Company (if in Seller’s position);
                    (4) Resignations of each of the Company’s directors dated as of Closing Date;
                    (5) A certificate of the Seller certifying as to the fulfillment of the conditions specified in Sections 8(a)(i) and 8(a)(ii); and

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

                    (6) Such other documents as the Buyer may reasonably request for the purpose of facilitating or evidencing the consummation of the Transactions.
               (ii) Closing Deliveries by the Buyer. In addition to any other document to be delivered under any other provision of this Agreement, the Buyer shall deliver or cause to be delivered at the Closing:
                    (1) Immediately available funds in payment of the Cash Portion of the Purchase Price, less the Closing Credit;
                    (2) The Note and each of the five (5) Deferred Revenue Notes;
                    (3) The Pledge Agreement;
                    (4) Assignments separate from the Stock certificates transferring the Stock in blank, to be held by the Escrow Agent, pursuant to the Pledge Agreement; and
                    (5) Such other documents as the Seller may reasonably request for the purpose of facilitating or evidencing the consummation of the Transactions.
     3. Representations and Warranties of the Company and the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are, to Seller’s actual knowledge, but without additional investigation, correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Schedules attached hereto or as otherwise known to Buyer, as a result of Buyer knowledge gained during the course of Buyer’s employment with Seller, that such representations and warranties are inaccurate as made by Seller. When referring to “Seller’s knowledge”, “Seller’s actual knowledge” or terms to that effect, it shall be deemed to be referring to the actual knowledge of Seller’s Executive Vice President and Chief Financial Officer, Mr. Paul M. Harbolick, Jr. and no other Person.
          (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the Business and to own and use the Assets.
          (b) Authorization of Transaction. The Seller has full power and capacity to execute and deliver this Agreement and to perform his obligations herein. This Agreement and the documents referenced herein to which the Seller is a party constitute the valid and legally binding obligations of the Seller, enforceable in accordance with their terms and conditions.
          (c) Non-contravention. Neither the execution and the delivery of this Agreement and the documents referenced herein, nor the consummation of the transactions contemplated hereby (the “Transactions”), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Seller is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, Permit or other arrangement to which the Seller or the Company is a party or by which it or he is bound or

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

to which any of the Assets is subject (or result in the imposition of any Encumbrance upon any of the Assets). Unless otherwise specifically provided in this Agreement, the Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Parties to consummate the Transactions or continue the effectiveness of any Permits relating to the Business following the Closing.
          (d) Capitalization. The authorized capital stock of Company consists of only 15,000 shares of common stock, no par value, of which only 10,000 shares are outstanding. The Seller is the record holder and beneficial owner of the Stock, free and clear of all Encumbrances. There are no outstanding (1) securities of Company other than the Stock, (2) options, warrants or other rights to acquire any capital stock or other securities of Company, or (3) securities that are convertible into or exchangeable for any capital stock or other securities of Company. Except for this Agreement, there are no Contracts or commitments relating to the issuance, sale or transfer of the Stock or any other capital stock or other securities of Company. The Stock has been duly authorized and validly issued and is fully paid and non-assessable.
          (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the Assets and the Leased Premises, free and clear of all Encumbrances. The Assets and the Leased Premises constitute all of the assets that are used in, or necessary to the operation of, the Business.
          (f) Subsidiaries. With the exception of the Battlefield Agency, the Company has no interest in any other entity or Subsidiary. The Company does not control, directly or indirectly, or have any direct or indirect equity participation in any Person.
          (g) Financial Statements. The Company has heretofore made available to the Buyer and the Buyer acknowledges having received and reviewed the following financial statements (collectively the “Financial Statements”): (i) most recent internal monthly statement of Income; and (ii) most recent year end statement of income.
          (h) Contracts. The attached Schedule 3(h), as prepared by Buyer and Seller and certified to by the Seller, is a list of all contracts to which the Company is bound. The Seller has disclosed to the Buyer all material agreements to which the Company is a party or by which it is bound (each a “Contract” and collectively the “Contracts”). Except as otherwise set forth in Schedule 3(h) or previously known to Buyer as a result of Buyers past employment relationship with the Seller, (i) there are no outstanding powers of attorney executed on behalf of the Company and (ii) the Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness of any kind or nature) of any other Person.
          (i) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, the Business of the Company has been operated in the Ordinary Course of Business and there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company or the Business. Without limiting the generality of the foregoing, except as disclosed in writing herein or to the extent known to Buyer as a result of Buyers past employment relationship with the Seller, since that date:
               (i) the Company has not sold, pledged, leased, transferred, or assigned any of the Assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

               (ii) the Company has not imposed or permitted any Encumbrance upon any of the Assets;
               (iii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;
               (iv) there has been no change made or authorized in the charter or bylaws of the Company;
               (v) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;
               (vi) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, employees, or stockholders;
               (vii) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement; and
               (viii) the Company has not committed to any of the foregoing.
          (j) Undisclosed Liabilities. The Company does not have, and on the Closing Date the Company will not have, any Liabilities, except for: (i) Liabilities set forth on the Financial Statements; (ii) Liabilities incurred in the Ordinary Course of Business; (iii) liabilities specifically indentified in the body of this Agreement; and (iv) such other liabilities as may be set forth in Schedule 3(j) attached hereto, which Schedule is prepared by Buyer and Seller and certified to by Seller.
          (k) Legal Compliance. The Company has complied in all material respects with all applicable Laws relating to the operation of the Business, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. The Company possesses, and is in compliance with, the terms and conditions of, all franchises, consents, approvals, licenses, permits, certificates, and other authorizations (“Permits”) from any Governmental Authority that are necessary for the ownership of its assets and the conduct of the Business as presently conducted in the Ordinary Course of Business. With respect to each such Permit: (i) the Permit is in full force and effect; (ii) the Company and/or the Seller is not in breach or default, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default, or permit termination or modification of the Permit; and (iii) to the extent assignable, the Permit will continue in full force and effect on identical terms for the benefit of the Buyer following the consummation of the Transactions.
          (l) Tax Matters.
               (i) Past Taxes Prior to 2009. The Company has filed all Tax Returns with the IRS that it was required to file for all years prior to and including 2008 (the “Prior Returns”). To the actual knowledge of the Seller, the Prior Returns were correct and complete in all respects. The Prior Returns, as they relate to the Company, are not currently subject to an audit by the IRS, nor is there any dispute or claim with the IRS concerning any Liability with respect to any Prior Returns as they relate to the Company.

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

               (ii) Current Taxes for 2009. The Tax Returns for tax year 2009 are not yet due and payable and have not been filed (the “2009 Tax Returns”). It is anticipated that the Company will owe Taxes for calendar year 2009 for income earned during the same period (the “2009 Tax Liability”). The 2009 Tax Liability of the Company through the Closing Date will be reflected on the Closing Date Balance Sheet and Seller shall receive credit therefore. The Seller shall pay for and prepare the 2009 tax returns for the Company to the Closing Date. Buyer shall be responsible for paying and preparing all tax returns for the Company from and after the Closing Date.
          (m) Real Property. The Company does not own any real property. The Company does not lease any real property except pursuant to the Leases (the “Leased Premises”). With respect to each Lease: (i) the Lease is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) no party to the Lease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder; (iii) no party to the Lease has repudiated any material provision thereof; (iv) there are no material disputes, oral agreements, or forbearance programs in effect as to the Lease; (v) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Lease; (vi) the Leased Premises have received all approvals of Governmental Authorities (including material licenses and permits) required in connection with the operation thereof; and (vii) there are no leases, subleases or similar agreements granting any Person other than the Company the right of use or occupancy of any portion of the Leased Premises.
          (n) Intellectual Property. The Company is not, and has not received written notice or complaint that it is, infringing upon the intellectual property rights of any third party with respect to the Company’s use of any such Intellectual Property.
          (o) Tangible Assets. The Company owns or leases all buildings, machinery, equipment, and other tangible assets used in the conduct of the Business as presently conducted. Schedule 3(o) lists all material items of personal property owned by the Company which are included in the Assets and each such item not owned by the Company but used in the Business and subject to rental or lease payments therefor. With respect to any such property leased by the Company (the “Leased Personal Property”), Schedule 3(o) lists any agreement (a “Personal Property Lease”) relating to the use of such item of Leased Personal Property. The Company has delivered to the Buyer a correct and complete copy of each such Personal Property Lease (as amended to date).
          (p) Insurance. Schedule 3(p) sets forth each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years. Except as set forth in Schedule 3(p) prepared by Buyer and certified to by Seller (i) there are no claims pending under any of said policies or bonds or disputes with underwriters, and all premiums due and payable have been paid and (ii) there are no pending or threatened terminations with respect to any of such policies and bonds and the Company is in compliance with all conditions contained therein. All such policies and bonds are in full force and effect. True, correct, and complete copies of each such insurance policy have been delivered to the Buyer. Schedule 3(p) describes any self-insurance arrangements affecting the Company.
          (q) Litigation. The Company (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and (ii) is not a party and has not been threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. The

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

Company and the Seller have no any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.
          (r) Employees. To the Seller’s actual knowledge, the Company has not, and neither the Seller nor the Company has received any notice or complaint that the Company has, committed any unfair labor practice or failed to comply with the Immigration and Nationality Act, as amended from time to time, and the rules and regulations promulgated thereunder.
          (s) Employee Benefits. The Company has delivered to the Buyer and the Buyer acknowledges having received summary descriptions of all Employee Benefit Plans maintained (or previously maintained) by the Company (the “Employee Plans”), together with complete and accurate copies of all Employee Benefit Plan documents for each of the Employee Plans.
          (t) Environmental, Health, and Safety Matters. To the Seller’s knowledge the Company has complied, and neither the Seller nor the Company has received any notice or complaint alleging that the Company has failed to comply, with all Environmental, Health, and Safety Requirements.
          (u) Brokers’ Fees. Neither the Company nor the Seller has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.
          (v) Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.
     4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).
          (a) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the Transactions.
          (b) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Transactions, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Buyer is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.
          (c) Securities Legal Requirements. The Buyer is acquiring the Stock for its own account for investment purposes and not with a view to the distribution of the Stock, as contemplated in Section 2(11) of the Securities Act, in breach of applicable Law relating to the offer and sale of securities. The Buyer acknowledges, understands and agrees that the Stock has not been registered under the

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

Securities Act or applicable state securities laws and will be subject to certain restrictions on its transferability in order to comply with applicable Laws relating to the offer and sale of securities.
          (d) Brokers’ Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.
     5. Access to Properties and Records. From and after the date of this Agreement until Closing, Sellers shall, and shall cause their accountants, counsel, employees and agents to, afford to Buyer and their attorneys, accountants and other authorized representatives full and free access to the facilities, properties, books and records of the Company in order that Buyers may have full opportunity to make whatever investigation they shall deem necessary of the Company and its affairs, provided that all such access and investigation shall be upon reasonable prior notice to Sellers, shall be conducted outside normal business hours of the Company (8:30 am to 6:00 pm, Monday through Friday), and shall not otherwise unreasonably interfere with the operations of the Company.
     6. Operation of the Business of the Company. Between the date of this Agreement and the Closing Date, the Seller and the Buyer will cause the Company to: (i) conduct the Business only in the Ordinary Course of Business in a good and diligent manner; (ii) use their respective reasonable best efforts to keep available the services of the current employees of the Business, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Business; (iii) confer with one another concerning operational matters of a material nature; and (iv) otherwise report periodically to one another concerning the status of the Business, operations and finances of the Business. The Seller and the Buyer shall not cause the Company to (x) make any dividend or distributions to the Seller or the Buyer outside the Ordinary Course of Business or (y) sell, assign, convey, gift or otherwise transfer any material Assets to the Company, in each case without the prior written consent of the Buyer. Notwithstanding the foregoing, Buyer and Seller have agreed that up to five (5) employees of the Company shall be terminated by Seller on or prior to the Closing Date. The identity of each employee to be terminated shall be agreed to by and between the Buyer and Seller prior to Closing.
     7. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.
          (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below). The Buyer agrees to provide the Seller reasonable access to all documents, books, and records of the Company for the purpose of the preparation of any tax returns by the Seller after the Closing.
          (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with the Party actively contesting or defending the foregoing and the Party’s counsel in such contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at no cost to

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the defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).
          (c) Confidentiality. Between the date of this Agreement and the Closing Date, the Parties will, and will cause their respective representatives to, maintain in confidence, and not use to the detriment of another Party any Confidential Information obtained in confidence from another Party in connection with this Agreement or the Transactions, unless (i) such information is or becomes generally available to the public other than as a result of a disclosure by such other Party, (ii) such information was or becomes available to such other Party on a non-confidential basis from a source other than the disclosing Party, provided that such source is not bound by an obligation of confidentiality, (iii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Transactions or (iv) the furnishing or use of such information is required by or necessary or appropriate in connection with any proceeding or pursuant to any Law. If the Transactions are not consummated, each Party will return or destroy as much of such written Confidential Information as the other Party may reasonably request.
          (d) Transfer Taxes. Except as otherwise provided in this Agreement, each stamp, transfer, documentary, sales, use, registration, real property transfer, and other such Tax or fee (including any penalties and interest) incurred in connection with this Agreement and the Transactions (a “Transfer Tax”) shall be borne and paid by the one-half by Seller and one-half by Buyer. Seller shall properly file on a timely basis all necessary tax returns and other documentation with respect to any Transfer Tax, provided that where such return or other documentation is required to be filed on a joint basis, the Parties shall cooperate in the timely preparation and filing thereof. The Parties hereto shall cooperate in providing the information required by any returns or other documentation relating to the foregoing Transfer Taxes.
          (e) Good Faith Operation. Buyer covenants and agrees with Seller that for so long as any portion of the Note, the Deferred Revenue Payment and the Deferred Revenue Notes are outstanding (collectively the “Obligations”), the Buyer shall in good faith and with all commercial reasonableness, operate and maintain the Business of the Company, to include most particularly, the Employee Benefits Business Line portion of the Business. This covenant shall survive Closing for so long as any portion of Buyer’s Obligations remain outstanding.
          (f) Rent Credit. For so long as the Buyer is not otherwise in default of this Agreement or its payment obligations under the Note, the Deferred Revenue Payment, or any one or more of the Deferred Revenue Notes representing the Deferred revenue Payment, the Seller shall pay to Buyer or Company, as the case may be, a rent subsidy for the Manassas Lease (the “Rent Subsidy”). The Rent Subsidy shall be payable to Buyer on a quarterly basis starting on March 31, 2010. The annual Rent Subsidy payable by Seller shall be equal to: (i) the sum total of the Annual Base Rent and Additional Rent payable under the Manassas Lease by the Company; less (ii) the sum of Thirty Six Thousand and 00/100 Dollars ($36,000.00). The Rent Subsidy shall be payable for the balance of the primary Term of the Manassas Lease which is due to expire on or about October 1, September 30, 2013 (the “Rent subsidy Period”)and shall not be applicable for any renewal option periods provided under the Manassas Lease to Company. Notwithstanding the foregoing or any other term or provision contained in this Agreement, in the event the Buyer during the Rent Subsidy Period sells or otherwise transfers a majority interest in the Company to a Target Entity, Seller’s obligation to make Rent Subsidy payments shall terminate effective as of such transfer of the Company to the Target Entity.
          (g) Lease Renewal. It shall be Buyer’s sole responsibility and obligation to renew or renegotiate the terms, and/or otherwise to terminate, the Fredericksburg Lease and the Annandale

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

Lease, both of which are currently on a month to month basis. It shall be Buyer’s sole responsibility and obligation to renew and/or renegotiate the term of the Manassas Lease when it expires after its primary Term on or about September 30, 2013. Buyer shall not under any condition exercise the option to renew the Manassas Lease, as provided therein, unless and until the Buyer causes the Landlord to terminate Seller’s Lease Guaranty. Buyer shall at all time indemnify, defend and hold harmless the Seller for any claims or causes of action brought against the Seller under the Lease Guaranty, which claim or cause of action is caused by Buyer default under the Manassas Lease after the Closing Date. This indemnity provision shall indefinitely survive Closing.
          (h) Non-competition Period.
               (i) The Seller covenants and agrees that it shall not, for a period of four (4) years after the Closing Date (the “Non-Compete Period”), either for its own account or as an agent, partner, manager or other representative of any Person, directly or indirectly, through one or more intermediaries, (1) engage in competition anywhere within a thirty five (35) mile radius of Seller’s current headquarters located at 14200 Park Meadow Drive, Suite 200 South, Chantilly, Virginia 20151 or thirty five (35) mile radius of Seller’s Fredericksburg Location (together the “Restricted Territory”) with the operation of the Buyer or its successors or assigns of the business of an insurance agency, including, without limitation, marketing and sales of risk management, insurance and bond products and services, policies and other substantially similar agreements (collectively, the “Restricted Business”); or (ii), own, manage, operate, control or participate in the ownership (other than as the owner of equity securities representing two percent (2%) or less of the outstanding equity securities of any entity, the equity securities of which are publicly held or traded), management, operation, membership or control of any Person that competes with the Buyer in the Restricted Business or provides or offers to provide to any Person products or services provided by the Buyer in the Restricted Business or products or services substantially similar to those provided by the Buyer in the Restricted Business, anywhere in the Restricted Territory.
               (ii) Each of the covenants and agreements of the Seller set forth in this Section 7(h) shall be deemed to be and construed as a covenant and agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action by such Person against the Buyer shall not constitute a defense to the enforcement of any such covenant or agreement. The Seller hereby acknowledges and agrees that the Buyer will sustain irreparable injury in the event of a breach or threatened breach by it of any of the covenants and agreements set forth in this Section and that the Buyer does not and will not have an adequate remedy at law for such breach or threatened breach. Accordingly, the Seller hereby consents and agrees that if it breaches or threatens to breach any such covenant or agreement, the Buyer shall be entitled to immediate injunctive relief and to specific performance. The foregoing shall not, however, be deemed to limit the remedies of the Buyer at law or in equity of any such breach or threatened breach.
               (iii) The Seller hereby acknowledges: (i) that its covenants and agreements in this Section are reasonably necessary for the protection of the Buyer’s legitimate business interests; (ii) that these covenants and agreements pose no undue hardship on such person and are reasonably limited as to duration and scope; and (iii) that these covenants and agreements are in addition to any covenants or agreements such person may make in other agreements executed or to be executed with the Buyer. Further, the covenants contained in this Section shall be presumed to be enforceable, and any reading causing unenforceability shall yield to a construction permitting enforcement. If any provision, term, phrase, or word in such covenants shall be found unenforceable, it shall be severed and the remaining covenants enforced in accordance with the tenor of such Section to the greatest extent permitted by law. In the event a court should determine not to enforce such a covenant a written due to overbreadth, the

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

parties specifically agree that the court shall enforce the covenant to the extent reasonable as determined by the court, whether said revision be in time, territory, or scope of prohibited activities.
               (iv) Due to the ongoing relationship between the Seller and the Buyer, it is estimated that this relationship is worth approximately Fifty Thousand and 00/100 Dollars ($50,000.00) per year to the Buyer (a total of Two Hundred Thousand and 00/100 Dollars ($200,000.00) over four (4) years). In the event Seller violates this Agreement, Seller agrees to pay Buyer, as liquidated damages and not as a penalty, the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) pro-rated from the date of the violation until four (4) years from the Closing Date.
               (v) Notwithstanding anything to the contrary contained in this Section 7(h), the Seller shall be permitted to continue to do business and participate in, as in the past, with and through “LINSCO Private ledger” (hereinafter “LPL”). Any and all activity by Seller through the LPL channel shall be excluded from the covenants contained in this Section 7(h) and shall not be deemed as a violation thereof.
          (i) Retention of Alliance Name. Notwithstanding any other term or provision contained in this Agreement to the contrary, Buyer acknowledges that the name “Alliance” is proprietary to the Seller and that continued use of the name has the potential of creating confusion and conflict with the general public. Buyer and the Company shall be entitled to use the name “Alliance” as part of its formal name for a period of four (4) years from the date of this Agreement. Thereafter, Buyer shall immediately take all steps necessary with the Virginia State Corporation Commissions and with all other regulatory entities with authority over the Company, to legally change and publically removing the “Alliance” name from the name of the Company and from all of its letterheads, correspondence and business documents. This covenant shall indefinitely survive Closing. Seller shall be entitled to enforce this provision through all available legal or equitable mean, to include specific performance.
     8. Conditions to Obligation to Close.
          (a) Condition to Obligation of Buyer. It shall be a condition to the Buyer’s obligation to close hereunder, which condition it may waive in its sole discretion, that:
               (i) the representations and warranties of the Seller and the Company shall be true and correct in all respects at and as of the Closing Date, and the Company and the Seller shall have delivered to the Buyer a certificate to the effect that such condition is satisfied in all respects;
               (ii) the Seller shall have performed and complied with all of his covenants herein in all respects through the Closing;
               (iii) all actions to be taken by the Company or the Seller in connection with consummation of the Transactions and all certificates, opinions, instruments, and other documents required to effect the Transactions will be reasonably satisfactory in form and substance to the Buyer.
The Buyer may waive any condition specified in this Section 8(a) if it executes a written instrument so stating at or prior to the Closing.

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

          (b) Conditions to Obligations of Seller.
               (i) Performance by Buyer. In addition to the conditions set forth elsewhere herein, the obligations of Seller under this Agreement are, at the option of Seller, subject to the condition that at or prior to the Closing the conditions of this Section 8(b) shall have been met;
               (ii) Execution. This Agreement shall have been signed by Buyer obligating and committing Buyer to purchase the Stock from Sellers;
               (iii) Compliance. All of the terms, covenants, and conditions of this Agreement to be complied with or performed by Buyer at or before the Closing shall have been duly complied with and performed;
               (iv) In Effect at Closing. The representations and warranties of Buyer set forth herein shall be true, accurate and complete on and as of the Closing. The provisions of this paragraph shall be self-executing, and Buyer, by having closed the sale hereunder, shall be deemed conclusively to have certified at Closing that all such representations and warranties are true, accurate and complete on and as of the Closing;
               (v) No Adverse Proceeding. No action shall have been instituted and remain pending before a grand jury or court or other governmental entity (a) for the purpose of enjoining or preventing the consummation of this Agreement or any of the transactions contemplated hereby or (b) which claims that this Agreement, such transactions, or their consummation, is illegal.
The Seller may waive any condition specified in this Section 8(a) if it executes a written instrument so stating at or prior to the Closing.
     9. Survival; Indemnification.
          (a) Survival of Representations and Warranties. Unless it is expressly otherwise indicated elsewhere in this Agreement and with the exception of Danaher’s obligation under the Note, the Deferred Revenue Payment and the corresponding Deferred Revenue Notes, all of the representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of four (4) years from the Closing Date, and no longer.
          (b) Indemnification Provisions for Benefit of the Buyer. The Seller agrees to indemnify the Buyer for, and will pay to the Buyer the amount of, any loss, liability, claim, damage (including incidental, consequential, punitive and special damages), expense (including reasonable costs of investigation and defense and reasonable attorneys’ fees), whether or not involving a third-party claim (collectively, “Damages”) arising, directly or indirectly, from or in connection with:
               (i) any breach by the Seller of any of its representations, warranties, and covenants contained in this Agreement;
               (ii) any claim made against the Buyer pursuant to or under a Lease or the Lease Guaranty, for payments or damages owed prior to the Closing Date; and
               (iii) any claim brought against Buyer after the Closing Date resulting materially from Seller’s pre Closing actions or activities with respect to the Business.

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

          (c) Indemnification Provisions for Benefit of the Seller.
               (i) The Buyer agrees to indemnify the Seller for, and will pay to the Seller the amount of, any Damages arising, directly or indirectly, from or in connection with:
                    (1) any breach by the Buyer of any of its representations, warranties, and covenants contained in this Agreement;
                    (2) any claim made against the Seller pursuant to or under a Lease or the Lease Guaranty; or
                    (3) any claim brought against Seller after the Closing Date resulting from Buyer’s post Closing actions or activities with respect to the Business.
               (ii) Danaher agrees to indemnify the Seller for, and will pay to the Seller the amount of, any Damages arising, directly or indirectly, from or in connection with failure of Danaher to timely pay the Note, the Deferred Revenue Payment as represented by the Deferred Revenue Notes, or any other sums due Seller under this Agreement.
          (d) Matters Involving Third Parties.
               (i) If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation herein unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.
               (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations herein, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party (it being understood that any Third Party Claim involving a Person or entity which is a customer, subcontractor or supplier of the Buyer following the Closing will be deemed to involve the possibility of such a precedential custom or practice), and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.
               (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).
               (iv) In the event any of the conditions in Section 9(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.
     10. General Provisions.
          (a) Remedies. The Parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief to enforce or prevent any violations of the provisions of this Agreement.
          (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
          (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior letter(s) of intent, understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.
          (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the other Party.
          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
          (f) Headings. The section headings contained in this Agreement (including the documents referred to herein) are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
          (g) Notices. All notices, requests, demands, claims, and other communications shall be in writing. Any notice, request, demand, claim, or other communication shall be deemed duly given if (i) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (ii) sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below or (ii) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment to the facsimile number set forth below:

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

If to the Seller:	Copy to:

14200 Park Meadow Drive	Vanderpool, Frostick & Nishanian, P.C.
Suite 200 South	9200 Church Street, Suite 400
Chantilly, Virginia 20151	Manassas, Virginia 20110
Attention: Paul M. Harbolick, Jr.,	Attention: V. Rick Nishanian, Esq.
EVP & CFO

If to the Buyer:	Copy to:

c/o Thomas P. Danaher	Kevin J. Kelley, P.C.
503 North Quaker Lane	4200 Evergreen Lane, Suite 313
Alexandria, Virginia 22304	Annandale, Virginia, 22003
Attention: Kevin J. Kelley

and to Skewes at:

Oswald H. Skewes
9261 Sumner Lake Blvd.
Manassas, VA 20110
Any Party may change the address or facsimile number to which notices, requests, demands, claims, and other communications are to be delivered by giving the other Parties notice in the manner herein set forth.
          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Virginia without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia.
          (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant herein, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant herein or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
          (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
          (k) Expenses. Each of the Parties will bear his or its own costs and expenses (including attorney fees and expenses) incurred in connection with this Agreement and the Transactions.
          (l) Further Assurances. The Parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other Party(ies) may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
          (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Whenever the context of this Agreement requires, the masculine gender includes the feminine or neuter and vice versa, and the singular number includes the plural. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there has been an investigation by the other Party or the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in the Schedules attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the applicable Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).
          (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
          (o) Nonreliance. Each Party represents and warrants to the others that: (i) it has conducted its own independent investigation of the Company, the Buyer, and the assets to be conveyed and the consideration to be exchanged pursuant to this Agreement, relying only upon the express representations, warranties, and covenants of the Parties set forth herein, and the documents produced in compliance herewith; (ii) it has reviewed this Agreement and its incorporated exhibits, schedules, and documents with the advice of his or its own legal counsel and other advisors; and (iii) except as expressly set forth herein, no additional representations or warranties are made by any Party and each Party has entered into this Agreement without reliance upon any other inducement or consideration not otherwise provided for herein. No Party has made any representation to any other Party regarding the tax consequences of any portion of this transaction and each Party represents to the other Parties that it has consulted with its own tax advisor and is satisfied with the tax consequences of this transaction.
          (p) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(q) below), in addition to any other remedy to which they may be entitled, at law or in equity. The Parties hereby waive the requirement that a bond be posted in connection with the exercise of this specific performance remedy.
          (q) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Fairfax County, Virginia, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.
          (r) Waiver of Jury Trial. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR, OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
     11. Other Miscellaneous Provisions.
          (a) Skewes Earn-out Payment. Pursuant to the terms of that certain Asset Purchase Agreement dated September 13, 2006 entered into by and between the Battlefield Agency, as the buyer, and Battlefield Insurance Agency, Inc., Northern Virginia Insurance Agency, Inc. and Skewes, collectively as the selling parties (the “Asset Purchase Agreement”), the Battlefield Agency is obligated, under certain conditions, to make payments to Skewes, which payments may include those defined in Section 2.3(a) of the Asset Purchase Agreement as a “Deferred Payment” and in Section 2.7(a)(iii) of the Asset Purchase Agreement as the “Third Earn-out Payment” (collectively the “Skewes Asset Purchase Payment”). For the sole purpose of this Agreement only and for no other purpose, the Parties hereto have agreed that as a result of and expressly subject to Buyer’s purchase of the Company, Seller shall pay to Skewes the Skewes Asset Purchase Payment, which Seller and Skewes have mutually agreed to be the sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00). Upon Closing and the payment of the Skewes Asset Purchase Payment, Skewes shall forever release Seller and the Battlefield Agency from any and all claims or causes of action which Skewes may have for payment of the Skewes Asset Purchase Payment or any other sums due under the Asset Purchase Agreement (the “Asset Purchase Agreement/Payment Release”). The provisions governing the Asset Purchase Agreement/Payment release by Skewes shall indefinitely survive Closing and shall be self operative as of the Closing Date upon payment of the Skewes Asset Purchase Payment, all as if again made on the Closing Date by Skewes. Notwithstanding the foregoing, nothing herein shall be construed to be an admission by Seller that Skewes is otherwise entitled under the terms of the Asset Purchase Agreement to the Skewes Asset Purchase Payment.
          (b) Limitation on the Liability and Obligations of Skewes. Notwithstanding any other term, provision, covenant or warranty contained in this Agreement or any one of the Schedules attached hereto and made by or applicable to the Buyer, the liability and obligations of Skewes hereunder (including, without limitation, in connection with Sections 2(e) and 9) and thereunder to Seller, except in the event of gross negligence, intentional fraud or willful misconduct on the part of Skewes, shall not at any one time exceed the sum of two percent (2%) (or, the actual percentage of Skewe’s ownership interest in the Company) of the total amount of the claim made by Seller; provided that Skewes shall have no obligations or liability (whether through the indemnification contained in Section 9 or otherwise) in connection with the payment of the Note, the Deferred Revenue Payment or the Deferred Revenue Notes referred to in Section2(b). The provisions contained in this Section 11(b) is for the sole benefit of Skewes

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

and nothing contained herein shall be deemed to enure to benefit of Danaher or to otherwise extinguish, limit or otherwise compromise the liability of Danaher to Seller under this Agreement.
[Signatures contained on separate page immediately following]

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

SELLER:

ALLIANCE BANK CORPORATION,
A Virginia banking corporation

By:	(Seal)

Name:

Title:

BUYER:

(Seal)

Thomas P. Danaher

(Seal)

Oswald H. Skewes

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement

LIST OF EXHIBITS ATTACHED:

Exhibit Number	Description
Exhibit A	Definitions
LIST OF SCHEDULES ATTACHED:

Schedule Number	Description
Schedule 2(b)(ii)	Note

Schedule 2(b)(iii)	Deferred Revenue Notes

Schedule 2(c)(iv)	Closing Credit Calculation

Schedule 2(d)(iii)	Deferred Revenue Schedule

Schedule 2(e)(i)	Closing Date Balance Sheet

Schedule 2(f)	Pledge Agreement

Schedule 3(h)	Schedule of Contracts

Schedule 3(j)	Schedule of Liabilities

Schedule 3(o)	Schedule of Tangible Assets

Schedule 3(p)	Schedule of Insurance Policies & Claims

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page i

EXHIBIT A
DEFINITIONS
      To the extend used in the Agreement, the following terms shall have the respective meanings set forth below:
     “Agreement” has the meaning set forth in the preface above.
     “Assets” all of the assets of the Company of every kind and nature including, but not limited to all tangible assets (including Inventory and cash) and all Intellectual Property.
     “Business” means the operation of a insurance agency business wherein the company sells various lines of commercial and consumer insurance policies and related services.
     “Buyer” has the meaning set forth in the preface above.
     “Closing” has the meaning set forth in Section 2(f) above.
     “Closing Date” has the meaning set forth in Section 2(f) above.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” has the meaning set forth in the preface above.
     “Confidential Information” means any information regarding the Business, the Company, or the Buyer which is or should reasonably be understood to be proprietary or confidential to the Buyer, including but not limited to information concerning Company’s and Buyer’s business, products, services, content, finances, marketing, vendors, customers, plans, designs, codes, protocols, price lists, business projections, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training, techniques and materials, and Trade Secrets, acquired both prior to and after the date of this Agreement.
     “Contracts” means all contracts and agreements, written or oral, including all amendments and supplements thereto, to which the Company is a party or by which any of its assets or the Business are bound or which are otherwise material to the Company (including, without limitation, any Contract concerning confidentiality or non-competition or limiting Company’s ability to do business in any line of business or geographical area).
     “Damages” has the meaning set forth in Section 9(b) above.
     “Employee Benefit Plan” means any (a) Employee Pension Benefit Plan (as defined in ERISA Sec. 3(2), and including any Multiemployer Plan), (b) Employee Welfare Benefit Plan (as defined in ERISA Sec. 3(1)), or (c) fringe benefit plan or program whether written or oral.
     “Employee Plan” has the meaning set forth in Section 3(s) above.
     “Encumbrance” means any adverse claim, mortgage, pledge, lien, encumbrance, option, restriction on transfer, easement, right of way, matter of survey, charge, or other security interest.

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page ii

     “Environmental, Health, and Safety Requirements” shall mean all federal, state and local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Financial Statements” has the meaning set forth in Section 3(g) above.
     “GAAP” means United States Generally Accepted Accounting Principles.
     “Governmental Authority” means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court of the United States of America or any political subdivision thereof, or of any other country.
     “Indemnified Party” has the meaning set forth in Section 9(d) above.
     “Indemnifying Party” has the meaning set forth in Section 9(d) above.
     “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all master works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, diagrams, specifications, customer and supplier lists, client databases and mailing lists, catalogs, pricing and cost information, and business and marketing plans and proposals); (f) all e-mail addresses, websites, domain names, URLs, and computer software (including data and related documentation) (whether purchased or internally developed); (g) all other proprietary rights; (h) all information systems and management procedures; and (i) all copies and tangible embodiments thereof (in whatever form or medium).
     “Inventory” means all inventories of goods, materials and supplies owned or held by the Company for resale by the Business and usable or salable in the ordinary course of the Business.
     “IRS” shall mean and refer to the Internal Revenue Service.
     “Law” means any law, rules, regulation, code, plan, injunction, judgment, order, decree or ruling, and charges thereunder, of any Governmental Authority.

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page iii

     “Landlord” with respect to the Annandale Location shall mean Danaher Family, LLC; with respect to the Manassas Location shall mean Ballsford Office Campus One, L.L.C.; and with respect to the Fredericksburg Location it shall mean Thomas Agency, Inc.
     “Lease” with respect to the Annandale Location shall mean that certain office lease dated November 15, 2005, by and between the Company and Landlord, as the same has been amended through the date hereof, which Lease is currently on a month-to-month basis (the “Annandale Lease”); with respect to the Manassas Location shall mean that certain office lease dated September 15, 2006, by and between Battlefield Agency and Landlord, as the same has been amended through the date hereof, which Lease is currently in the fourth (4th) term of a seven (7) year term (the “Manassas Lease”); and with respect to the Fredericksburg Location it shall mean that certain office lease dated April 5, 2007, by and between the Company and Landlord, as the same has been amended through the date hereof, which Lease is currently on a month-to-month basis (the “Fredericksburg Lease”).
     “Lease Guaranty” with respect to the Manassas Location shall meant that certain Lease Guaranty Agreement dated as of September 15, 2006 and provided by the Seller on behalf of the Company and for the benefit of the Manassas Location Landlord.
     “Leased Personal Property” has the meaning set forth in Section 3(o) above.
     “Leased Premises” has the meaning set forth in Section 3(m) above.
     “Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for debts, leases of real or personal property, Taxes, trade accounts payable or any other payable.
     “Multiemployer Plan” has the meaning set forth in ERISA Sec. 3(37).
     “Non-Competition Period” has the meaning set forth in Section 7(d) above.
     “Ordinary Course of Business” means the ordinary course of business consistent with the past custom and practice of the Company (including with respect to quantity and frequency).
     “Parties” has the meaning set forth in the preface above.
     “Party” has the meaning set forth in the preface above.
     “Permits” has the meaning set forth in Section 3(k) above.
     “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a limited liability company, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).
     “Personal Property Lease” has the meaning set forth in Section 3(o) above.
     “Premises” shall mean the Company’s management offices and principal premises, located at 4200 Evergreen lane, Suite 322, Annandale, Virginia 22003.
     “Purchase Price” has the meaning set forth in Section 2(b) above.

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page iv

     “Securities Act” means the Securities Act of 1933, as amended.
     “Seller” has the meaning set forth in the preface above.
     “Stock” has the meaning set forth in the preface above.
     “Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.
     “Tax(s)” means any federal, state, local, or foreign income, capital gains, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales and use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
     “Tax Liability” shall mean any liability which the Company may have for unpaid Taxes due and/or unpaid.
     “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
     “Third Party Claim” has the meaning set forth in Section 9(e) above.
     “Trade Secrets” have the meaning provided by the Uniform Trade Secrets Act, §§ 59.1-336 to 59.1-343, of the Code of Virginia (1950, as amended).
     “Transactions” has the meaning set forth in Section 3(c) above.
     “Transfer Tax” has the meaning set forth in Section 7(d) above.

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page v

Schedule 2(b)(ii)
NOTE
[See Attached]

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page vi

Schedule 2(b)(iii)
DEFERRED REVENUE NOTE(s)
[See Attached]

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page vii

Schedule 2(c)(iv)
CLOSING CREDIT CALCULATION
[See Attached]

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page viii

Schedule 2(d)(iii)
DEFERRED REVENUE SCHEDULE
[See Attached]

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page ix

Schedule 2(e)(i)
CLOSING DATE BALANCE SHEET
[See Attached]

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page x

Schedule 2(f)
PLEDGE AGREEMENT
[See Attached]

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page xi

Schedule 2(j)
SCHEDULE OF LIABILITIES
A)	Normal, customary and ordinary trade payables to the following insurance carriers:
1) Travelers Insurance
2) Hartford Insurance
3) CNA Insurance
4) EMC Insurance
5) Zurich Insurance
6) Capitol Indemnity Group
7) Harleysville Insurance
8) Harford Mutual insurance
9) Greater New York Insurance
10)Ohio Casualty insurance
11)Southern Insurance
12)General Casualty Insurance
13)Allied Insurance Group
14)Builders Mutual Insurance
15)Accident Fund Insurance
16)State Auto
17)Emc Insurance
18)Auto Owners Insurance
19)Companion Insurance
20)Berkley Insurance
21)Hanover insurance
22)Met Life Insurance
23)Philadelphia Insurance
24)Utica Insurance
B)	Employment Agreement by and between Jesse R. Thomas, Jr. and Alliance Insurance Agency, Inc.

C)	Various copier leases with De Lage Landen.

D)	Various postage meter leases with Pitney Bowes.

E)	Various data line arrangements with Verizon.

F)	Various telephone arrangements with Verizon.

G)	Various telephone arrangements with AT&T.

H)	Various software and maintenance agreements with Applied.

I)	Employees to be terminated: Sandra Adams, Cheryl Webster, Teresa Lowery and Juan Holquin

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page xii

Schedule 3(o)
SCHEDULE OF TANGIBLE ASSETS
-NONE-

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page xiii

Schedule 3(o)
SCHEDULE OF CONTRACTS
A)	Contracts with Carriers consisting of the following insurance carriers:
1) Travelers Insurance
2) Hartford Insurance
3) CNA Insurance
4) EMC Insurance
5) Zurich Insurance
6) Capitol Indemnity Group
7) Harleysville Insurance
8) Harford Mutual insurance
9) Greater New York Insurance
10)Ohio Casualty insurance
11)Southern Insurance
12)General Casualty Insurance
13)Allied Insurance Group
14)Builders Mutual Insurance
15)Accident Fund Insurance
16)State Auto
17)Emc Insurance
18)Auto Owners Insurance
19)Companion Insurance
20)Berkley Insurance
21)Hanover insurance
22)Met Life Insurance
23)Philadelphia Insurance
24)Utica Insurance
B)	Employment Agreement by and between Jesse R. Thomas, Jr. and Alliance Insurance Agency, Inc.

C)	Various copier leases with De Lage Landen.

D)	Various postage meter leases with Pitney Bowes.

E)	Various data line arrangements with Verizon.

F)	Various telephone arrangements with Verizon.

G)	Various telephone arrangements with AT&T.

H)	Various software and maintenance agreements with Applied.

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page xiv

SCHEDULE 3(P)
SCHEDULE OF INSURANCE POLICIES AND CLAIMS
1)	Insurance Policies: See Attached marked as “Schedule of Insurance Policies”

2)	Claims: None

Alliance Bank/Danaher-Skewes	Stock Purchase Agreement
Page xv

VIRGINIA STATUTORY NOTICE UNDER SECTION 8.01-433.1
“IMPORTANT NOTICE — THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.”
TERM NOTE

$650,000.00	December 29, 2009
     FOR VALUE RECEIVED, the undersigned, THOMAS P. DANAHER (the “Borrower”), promises to pay to the order of ALLIANCE BANK CORPORATION, a Virginia banking corporation, its successors and assigns (the “Lender”) with offices at 14200 Park Meadow Drive, Suite 200 South, Chantilly, Virginia 20151, or at such other address as the Lender shall specify in writing, in lawful money of the United States of America, the principal sum of SIX HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($650,000.00) together with interest on the unpaid principal balance advanced at the rate and on the terms hereinafter provided, all without offset or deduction (including all modifications, amendments, substitutions, renewals or extensions hereof and allonges hereto, the “Note”).
     1. Definitions. The specified terms, as they may be used in this Note and unless otherwise defined herein, shall have the same meaning as defined in the Pledge Agreement (defined below):
          “Control” of a Person means (i) ownership, control, or power to vote 51% or more of any class of voting securities of such Person, directly or indirectly or acting through one or more other Persons; (ii) control in any manner over the election or appointment of a majority of the directors, trustees, managers or general partners (or individuals exercising similar functions) of such Person; (iii) the direct or indirect power to exercise a controlling influence over the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; or (iv) conditioning in any manner the transfer of 51% or more of any class of voting securities of such Person upon the transfer of 51% or more of any class of voting securities of another Person.
          “Party” shall mean and refer to the Borrower and any endorser or guarantor of this Note, any grantor or debtor giving security for this Note.
          “Person” shall mean and refer to an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization.
          “Pledge Agreement” shall mean that certain Security, Pledge and Escrow Agreement, dated as of the date hereof, by and between the Borrower and the Lender.
          “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement, dated as of the date hereof, by and between the Borrower, Oswald H. Skewes and the Lender and the other parties thereto.

Danaher	Note-$650,000.00

     2. Interest Rate. During the term of this Note and up to and including the Maturity Date (hereinafter defined), privilege is reserved to repay this Note without interest. The entire principal balance shall be due and payable on the Maturity Date.
     3. Payment and Maturity.
          (a) The entire principal balance of this Note, and all fees and costs reserved hereunder, shall be due and payable in full on February 15, 2011 (the “Maturity Date”).
          (b) All payments due under this Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. The making of any payment in other than immediately available funds, which the Lender, at its option elects to accept, shall be subject to collection, and interest shall continue to accrue until the funds by which payment is made are available to the Lender for its use.
     4. Prepayment. The Borrower may prepay the whole or any part of the outstanding indebtedness evidenced by this Note at any time prior to the Maturity Date without penalty or expense. Any partial prepayment shall be applied against the interest and costs due on this Note and then to the principal sum then outstanding.
     5. Application of Payments. For the purposes of computing interest on the debt evidenced by this Note, the principal sum outstanding shall be calculated on the basis of three hundred sixty (360) day calendar year with actual number of days elapsed in each month. Payments on this Note shall be applied first to late charges, reasonable costs of collection and enforcement, then to pay or to reimburse the Lender for any costs incurred or advances made by the Lender under a security or pledge agreement securing this Note, then to pay accrued and unpaid interest, and the remainder to pay principal then due and payable hereunder. Except in the case of manifest error, the Lender’s books and records shall be presumed correct as to the sums outstanding under this Note.
     6. Late Charge. In the event that this Note is not paid as scheduled on or before the Maturity Date, the Lender shall be entitled to collect a “late charge” in an amount equal to five percent (5.0% ) of the outstanding principal balance of this Note.
     7. Default and Acceleration.
          (a) Default. Each of the following events or conditions shall constitute an event of default under this Note (hereinafter “Default” or an “Event of Default”): (i) the failure to make any payment of principal or any other amount due under this Note when such payment is due; (ii) any default under the terms of the Pledge Agreement given by the Borrower to secure this Note; (iii) the merger, consolidation, reorganization, dissolution of any Party; or the pledge, lease or other disposition of all or substantially all of the assets of any Party; (iv) any change, or any transaction which results or could result in a change in the Control of any Party; (v) any agreement or other document granting the Lender security for the payment of this Note shall cease for any reason to be in full force and effect as such security with the priority stated to be created thereby, or the grantor of such security shall contest the validity or enforceability of the security or deny that it has any further liability or obligation under such agreement or other document; (vi) any endorsement or guaranty of the payment of this Note shall cease for any reason to be in full force and effect or any endorser or guarantor shall contest the validity or enforceability of the endorsement or guaranty or deny that it has any further liability or obligation under the endorsement or guaranty; (vii) the legal or equitable title to the collateral securing this Note becomes vested in anyone or anything other than the

Danaher	Note-$650,000.00

Borrower without the Lender’s prior written consent; (viii) the filing of any inferior lien or secondary financing against the collateral securing this Note without the prior written consent of Lender; or (ix) if any Party dies or is incarcerated, or is adjudicated legally incompetent, unless within ninety (90) days of such Party’s death, incarceration or legal incompetency a substitute obligor or guarantor with a comparable or greater net worth (as in effect as of the date of this Note), or otherwise satisfactory to the Lender, assumes the obligations of such deceased, incarcerated or legally incompetent Party.
          (b) Acceleration Upon Default.
               (i) If Default be made under this Note, at the option of the Lender, the full amount remaining unpaid on this Note shall become immediately due and payable without presentment, demand or notice of any kind, and the Lender may exercise any or all remedies available to it under applicable law.
               (ii) Failure to exercise any of the options aforementioned or the failure to exercise any other option herein provided shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. Acceleration of maturity, once claimed by the Lender, may at its option be rescinded by an instrument in writing to that effect; however, the tender and acceptance of a partial payment or partial performance shall not, by itself, affect or rescind such acceleration of maturity.
          (c) Default Rate. In the event any payment due hereunder, including all payments due on the Maturity Date, is not paid when due (whether upon acceleration or otherwise), the entire principal balance shall start to bear interest from the date of this Note, until paid, at the rate of Twelve percent (12%) (the “Default Rate”). The Default Rate shall apply regardless of whether the Lender elects to accelerate the unpaid principal balance as a result of such Default. If judgment is entered against the Borrower on this Note, the amount of such judgment entered (which may include principal, interest, fees and costs) shall bear interest at such Default Rate as set forth above.
     8. Expenses of Collection, etc. In the event it shall become necessary to employ counsel to collect this obligation or to protect the security hereof, the Borrower shall pay to the Lender its reasonable attorney’s fees incurred, whether suit be brought or not, and all other costs and expenses reasonably connected with collection, the protection of the security, the defense of any counterclaim, the enforcement (including without limitation, as a part of any proceeding brought under the Bankruptcy Reform Act of 1978, as amended) of any remedies herein provided for, or provided for in this Note, the Pledge Agreement and the enforcement of any guaranty.
     9. Acceptance of Partial Payment. The acceptance by the Lender of a partial payment of any sum due under this Note, whether occurring before or after an Event of Default, shall not be deemed to cure the Borrower’s failure to pay such sum in full or to waive any of the Lender’s rights or remedies available on account of such Default. In addition, after the Lender has accelerated payment of this Note upon the occurrence of an Event of Default, the tender of payment of less than the entire principal amount of this Note, all interest thereon, late charges and other sums due hereunder, or the acceptance by the Lender of less than full payment thereof, shall not be deemed to have cured the Event of Default, to constitute a reinstatement of this Note or to waive any of the Lender’s rights and remedies reserved by this Note or provided by applicable law.
     10. Waivers, etc. The Borrower and each endorser, surety and guarantor hereof jointly and severally (i) waive presentment, demand, protest notice of dishonor and any and all other notices and demands whatsoever, (ii) waive, to the extent permitted by law, all exemptions, whether homestead or

Danaher	Note-$650,000.00

otherwise, as to the obligation evidenced by this Note, (iii) waive any right which they may have to require the Lender to proceed against any other Party or foreclose on any collateral given to secure the payment of this Note, (iv) agree that, without notice to any Party and without affecting any such party’s liability, the Lender, at any time or times, may grant extensions of the time for any payment due on this Note, release any such party from its obligation to make payments on this Note, permit the renewal of this Note or permit the substitution, exchange or release of any security or collateral for this Note, (v) waive any right they may have to require reinstatement of this Note after the occurrence of an Event of Default and (vi) waive, to the extent permitted by law, any right they may have to a trial by jury in any action or proceeding to enforce or collect this Note, whether such action or proceeding is instituted by the Lender, the Borrower or any other party.
     11. Confession of Judgment.
          (a) Upon the occurrence of an Event of Default, the Borrower hereby authorizes any attorney designated by the Lender or any clerk of any court of record, or the below designated attorney-in-fact or any successor named therefor to appear for the Borrower, or any of them, in any court of record and confess judgment against the Borrower, or any of them, without prior hearing, in favor of the Lender for, and in the amount of, the balance then due under the Note, all accrued and unpaid interest thereon, all other amounts payable by the Borrower to the Lender under the terms of this Note, costs of suit, and attorneys’ fees of twenty-five percent (25%) [of the principal amount of this Note]; provided however, that the Lender may not recover and collect from the Borrower attorneys’ fees in excess of its actual and reasonable attorneys’ fees finally incurred in acquiring judgment and collecting all sums due under this Note.
          (b) In the event that such judgment is to be confessed in the Commonwealth of Virginia, the Borrower, pursuant to Section 8.01-435 of the Code of Virginia, as amended, hereby irrevocably makes, constitutes, appoints and designates (and if the Borrower is an entity other than a natural person(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) V. Rick Nishanian of Fairfax, Virginia, and/or Randolph D. Frostick of Fauquier, Virginia, either of whom may individually act, as its duly constituted agent and attorney-in-fact (hereinafter referred to as the “Attorney-In-Fact”), which appointment shall be deemed to be coupled with an interest and shall not terminate upon the disability, insolvency or dissolution of the Borrower, to confess judgment against the Borrower (including all costs and reasonable attorney fees as set forth above), pursuant to the provisions hereof and the applicable provisions of the Code of Virginia, as amended, which judgment shall be confessed in the Clerk’s Office of the Circuit Court of Fairfax County, Virginia.
          (c) In addition to the foregoing and in the event the above referenced Attorney-In-Fact is unable to act, refuses to act or is disqualified from acting, the Borrower hereby irrevocably makes, constitutes, appoints and designates (and if the Borrower is an entity other than a natural person(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) the Lender, as the Borrower’s duly appointed agent and Attorney-In-Fact, with full right, power, privilege and authority to act on behalf of the Borrower, which power may be used from time to time by the Lender to designate such additional, substitute or alternate person(s) who may act as additional or substitute Attorney-in-Fact (the “Substitute Attorney-In-Fact”) or to designate such additional courts in Virginia or in other states, territories or jurisdictions in which by law judgment may be confessed against the Borrower. The Substitute Attorney-in-Fact shall have full power to confess judgment against the Borrower in accordance with the terms hereof, which designation shall be binding on the Borrower as if the said Substitute Attorney-In-Fact was originally designated herein by the Borrower. This power of attorney and appointment of the Substitute Attorney-In-Fact is

Danaher	Note-$650,000.00

irrevocable and coupled with an interest, and shall not terminate upon the disability, insolvency or dissolution of the Borrower.
          (d) The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as the Lender shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant; provided that such multiple actions shall not, in the aggregate, result in any judgment for an amount in excess of the full amount due by the Borrower hereunder.
     12. Cross Default. The Borrower hereby understands, acknowledges and agrees that any default hereunder, or under the terms and provisions of the Pledge Agreement provided to secure this Note, shall be deemed to constitute a default under the terms and provisions of any other then existing and outstanding loan indebtedness owing from the Borrower, and/or guarantors thereof, to the Lender (the “Other Affiliated Debt”); and a default under the terms and provisions of the Other Affiliated Debt shall be deemed by the Lender to constitute a default hereunder.
     13. Borrower Acknowledgements and Warranties. The Borrower represents, acknowledges, and warrants that the obligations evidenced by this Note are exclusively incurred for the purpose of carrying on a business, professional, investment or other commercial enterprise or activity, and that no part of the proceeds of the loan evidenced by this Note will be used for personal, family or household purposes. This Note provides for the making of a loan by Lender, in its capacity as a lender, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to Lender. The relationship between Lender and the Borrower is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. Nothing contained in this Note shall be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating the Lender to control Borrower or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Lender to Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Note. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Note, and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to Lender for credit and to execute and deliver this Note.
     14. Usury. It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws the Commonwealth of Virginia and the laws of the United States of America) then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the Lender (or, if this Note shall have been paid in full, refunded to the Borrower) and (ii) in the event that maturity of this Note is accelerated by reason of an election by the Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such

Danaher	Note-$650,000.00

acceleration or prepayment and, if therefore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to the Borrower).
     15. Set-Off. The Lender will have the right, in addition to all other remedies permitted by law (including, without limitation, other rights of set-off), to set off the amount now or hereafter due under this Note or due under any other obligation of the Borrower to the Lender against any and all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower, without notice to or consent by the Borrower. In addition to the right of set-off, to secure the payment of this Note the Borrower assigns and grants to the Lender a security interest in all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower.
     16. Waiver of Jury Trial. The Borrower hereby (i) covenants and agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily, by the Borrower, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. The Lender is hereby authorized and requested to submit this Note to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the Borrower’s waiver of the right to jury trial. Further, the Borrower hereby certifies that no representative or agent of the Lender (including the Lender’s counsel) has represented, expressly or otherwise, to the Borrower that the Lender will not seek to enforce this waiver of right to jury trial provision.
     17. Due on Sale and on Encumbrance. NOTICE – THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE, CONVEYANCE OR FURTHER ENCUMBRANCE OF THE PROPERTY SECURED BY THE PLEDGE AGREEMENT. Lender may, at its option, declare immediately due and payable all sums due under this Note upon the sale, transfer or further encumbrance, without the Lender’s prior written consent, all of any part of the collateral securing this Note. A “sale, transfer or encumbrance” means the conveyance of collateral securing this Note or any right, title, or interest therein; whether legal, beneficial, or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, assignment, or transfer of any beneficial interest, mortgage or its equivalent, or by any other method of conveyance. If any grantor of collateral securing this Note is a corporation, partnership, or limited liability company, the term transfer shall also include the transfer of any partnership or limited liability company interest.
     18. Account Record. The Lender shall maintain records of the dates and amounts of payments of principal and interest, the date to which interest has been paid, accrued interest, the unpaid principal balance, and any other account information. Such records shall be maintained unilaterally by the Lender without notice to the Borrower and shall be presumed to be correct, provided, however, any failure of the Lender to maintain such records or any error therein or in any notice hereunder shall not in any manner affect the obligation of the Borrower to pay this Note in accordance with the terms hereof.
     19. Notice. All notices, demands, requests and other communications required pursuant to the provisions of this Note shall be in writing and shall be deemed to have been properly given or served for all purposes when presented personally or sent by United States Registered or Certified Mail – Return Receipt Requested, postage prepaid as follows:

Danaher	Note-$650,000.00

If to the Lender:	Copy to:

14200 Park Meadow Drive	Vanderpool, Frostick & Nishanian, P.C.
Suite 200 South	9200 Church Street, Suite 400
Chantilly, Virginia 20151	Manassas, Virginia 20110
Attention: Paul M. Harbolick, Jr., EVP & CFO	Attention: V. Rick Nishanian, Esq.

If to the Borrower:	Copy to:

Thomas P. Danaher	Kevin J. Kelley, P.C.
503 North Quaker Lane	4200 Evergreen Lane, Suite 313
Alexandria, Virginia 22304	Annandale, Virginia, 22003
Attention: Kevin J. Kelley
     20. Applicable Law. This Note shall be governed by the laws of the Commonwealth of Virginia.
     21. Jurisdiction; Venue. The Borrower (a) submits to personal jurisdiction in the Commonwealth of Virginia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Note, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the Commonwealth of Virginia for the purpose of litigation to enforce this Note, and (c) agrees that service of process may be made upon the Borrower as provided below or in any manner prescribed by applicable federal rules of civil procedure or by applicable local rules or laws of civil procedure for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.
     22. Service of Process. The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Borrower at the address set forth herein, or at such other address as the Borrower may furnish in writing to the Lender. The Borrower irrevocably agrees that such service shall be deemed in every respect to be effective service of process upon it in any such suit, action, or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this Section will limit the right of the Lender otherwise to bring proceedings against the Borrower, or any of them, in the courts of any other appropriate jurisdiction or jurisdictions.
     23. Successors and Assigns. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns.
     24. Amendments. This Note may only be amended, modified or supplemented by a writing signed by all the parties hereto. No modification or waiver of any provision of this Note shall be effective as against the Lender unless it is in writing and signed by the Lender, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.
     25. Severability. If any provision of this Note, or the application thereof in any circumstance, is deemed to be unenforceable, the remainder of this Note shall not be affected thereby and shall remain enforceable and in full force and effect.

Danaher	Note-$650,000.00

     26. Collateral. This Note is secured by a Pledge Agreement of even date herewith encumbering all of Borrower’s interest in stock or shares in Alliance Insurance Agency, Inc.
     27. Time of The Essence. Time is of the essence with respect to all provisions of this Note.
     28. Miscellaneous. The nouns, pronouns, and verbs used in this Note shall be construed as being of such number and gender as the context may require. The headings used in this document are for ease of identification purposes only and are not to be construed to amend, modify or define any of its terms or provisions.
[Signature(s) and notary attestations on following page; remainder of this page is being left intentionally blank]

Danaher	Note-$650,000.00

     WITNESS the following signature(s) made under seal this 29th day of December, 2009.

BORROWER:

(Seal)

Thomas P. Danaher
COMMONWEALTH OF VIRGINIA
CITY OF MANASSAS, to-wit:
     I HEREBY CERTIFY, that on this 29th day of December, 2009, before me, a Notary Public of said jurisdiction, personally appeared Thomas P. Danaher, in his individual capacity, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument and acknowledged that he has executed the same for the purposes therein contained.
     WITNESS my hand and notarial seal.

Notary Public
My Commission Expires:
Notary Registration No.:

Danaher	Note-$650,000.00

VIRGINIA STATUTORY NOTICE UNDER SECTION 8.01-433.1
“IMPORTANT NOTICE — THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.”
TERM NOTE

$125,000.00	December 29, 2009
     FOR VALUE RECEIVED, the undersigned, THOMAS P. DANAHER (the “Borrower”), promises to pay to the order of ALLIANCE BANK CORPORATION, a Virginia banking corporation, its successors and assigns (the “Lender”) with offices at 14200 Park Meadow Drive, Suite 200 South, Chantilly, Virginia 20151, or at such other address as the Lender shall specify in writing, in lawful money of the United States of America, the principal sum of ONE HUNDRED TWENTY FIVE THOUSAND AND 00/100 DOLLARS ($125,000.00) together with interest on the unpaid principal balance advanced at the rate and on the terms hereinafter provided, all without offset or deduction (including all modifications, amendments, substitutions, renewals or extensions hereof and allonges hereto, the “Note”).
     1. Definitions. The specified terms, as they may be used in this Note and unless otherwise defined herein, shall have the same meaning as defined in the Pledge Agreement (defined below):
          “Control” of a Person means (i) ownership, control, or power to vote 51% or more of any class of voting securities of such Person, directly or indirectly or acting through one or more other Persons; (ii) control in any manner over the election or appointment of a majority of the directors, trustees, managers or general partners (or individuals exercising similar functions) of such Person; (iii) the direct or indirect power to exercise a controlling influence over the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; or (iv) conditioning in any manner the transfer of 51% or more of any class of voting securities of such Person upon the transfer of 51% or more of any class of voting securities of another Person.
          “Party” shall mean and refer to the Borrower and any endorser or guarantor of this Note, any grantor or debtor giving security for this Note.
          “Person” shall mean and refer to an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization.
          “Pledge Agreement” shall mean that certain Security, Pledge and Escrow Agreement, dated as of the date hereof, by and between the Borrower and the Lender.
          “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement, dated as of the date hereof, by and between the Borrower, Oswald H. Skewes and the Lender and the other parties thereto.

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     2. Interest Rate. During the term of this Note and up to and including the Maturity Date (hereinafter defined), privilege is reserved to repay this Note without interest. The entire principal balance shall be due and payable on the Maturity Date.
     3. Payment and Maturity.
          (a) The entire principal balance of this Note (as such may be reduced in accordance with the terms of Section 2 the Stock Purchase Agreement), and all fees and costs reserved hereunder, shall be due and payable in full on February 15, 2011 (the “Maturity Date”).
          (b) All payments due under this Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. The making of any payment in other than immediately available funds, which the Lender, at its option elects to accept, shall be subject to collection, and interest shall continue to accrue until the funds by which payment is made are available to the Lender for its use.
     4. Prepayment. The Borrower may prepay the whole or any part of the outstanding indebtedness evidenced by this Note at any time prior to the Maturity Date without penalty or expense. Any partial prepayment shall be applied against the interest and costs due on this Note and then to the principal sum then outstanding.
     5. Application of Payments. For the purposes of computing interest on the debt evidenced by this Note, the principal sum outstanding shall be calculated on the basis of three hundred sixty (360) day calendar year with actual number of days elapsed in each month. Payments on this Note shall be applied first to late charges, reasonable costs of collection and enforcement, then to pay or to reimburse the Lender for any costs incurred or advances made by the Lender under a security or pledge agreement securing this Note, then to pay accrued and unpaid interest, and the remainder to pay principal then due and payable hereunder. Except in the case of manifest error, the Lender’s books and records shall be presumed correct as to the sums outstanding under this Note.
     6. Late Charge. In the event that this Note is not paid as scheduled on or before the Maturity Date, the Lender shall be entitled to collect a “late charge” in an amount equal to five percent (5.0% ) of the outstanding principal balance of this Note.
     7. Default and Acceleration.
          (a) Default. Each of the following events or conditions shall constitute an event of default under this Note (hereinafter “Default” or an “Event of Default”): (i) the failure to make any payment of principal or any other amount due under this Note when such payment is due; (ii) any default under the terms of the Pledge Agreement given by the Borrower to secure this Note; (iii) the merger, consolidation, reorganization, dissolution, of any Party; or the pledge, lease or other disposition of all or substantially all of the assets of any Party; (iv) any change, or any transaction which results or could result in a change in the Control of any Party; (v) any agreement or other document granting the Lender security for the payment of this Note shall cease for any reason to be in full force and effect as such security with the priority stated to be created thereby, or the grantor of such security shall contest the validity or enforceability of the security or deny that it has any further liability or obligation under such agreement or other document; (vi) any endorsement or guaranty of the payment of this Note shall cease for any reason to be in full force and effect or any endorser or guarantor shall contest the validity or enforceability of the endorsement or guaranty or deny that it has any further liability or obligation under the endorsement or guaranty; (vii) the legal or

Danaher	Deferred Revenue Note No. 1-$125,000.00

equitable title to the collateral securing this Note becomes vested in anyone or anything other than the Borrower without the Lender’s prior written consent; (viii) the filing of any inferior lien or secondary financing against the collateral securing this Note without the prior written consent of Lender; or (ix) if any Party dies or is incarcerated, or is adjudicated legally incompetent, unless within ninety (90) days of such Party’s death, incarceration or legal incompetency a substitute obligor or guarantor with a comparable or greater net worth (as in effect as of the date of this Note), or otherwise satisfactory to the Lender, assumes the obligations of such deceased, incarcerated or legally incompetent Party.
          (b) Acceleration Upon Default.
               (i) If Default be made under this Note, at the option of the Lender, the full amount remaining unpaid on this Note shall become immediately due and payable without presentment, demand or notice of any kind, and the Lender may exercise any or all remedies available to it under applicable law.
               (ii) Failure to exercise any of the options aforementioned or the failure to exercise any other option herein provided shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. Acceleration of maturity, once claimed by the Lender, may at its option be rescinded by an instrument in writing to that effect; however, the tender and acceptance of a partial payment or partial performance shall not, by itself, affect or rescind such acceleration of maturity.
          (c) Default Rate. In the event any payment due hereunder, including all payments due on the Maturity Date, is not paid when due (whether upon acceleration or otherwise), the entire principal balance shall start to bear interest from the date of this Note, until paid, at the rate of Twelve percent (12%) (the “Default Rate”). The Default Rate shall apply regardless of whether the Lender elects to accelerate the unpaid principal balance as a result of such Default. If judgment is entered against the Borrower on this Note, the amount of such judgment entered (which may include principal, interest, fees and costs) shall bear interest at such Default Rate as set forth above.
     8. Expenses of Collection, etc. In the event it shall become necessary to employ counsel to collect this obligation or to protect the security hereof, the Borrower shall pay to the Lender its reasonable attorney’s fees incurred, whether suit be brought or not, and all other costs and expenses reasonably connected with collection, the protection of the security, the defense of any counterclaim, the enforcement (including without limitation, as a part of any proceeding brought under the Bankruptcy Reform Act of 1978, as amended) of any remedies herein provided for, or provided for in this Note, the Pledge Agreement and the enforcement of any guaranty.
     9. Acceptance of Partial Payment. The acceptance by the Lender of a partial payment of any sum due under this Note, whether occurring before or after an Event of Default, shall not be deemed to cure the Borrower’s failure to pay such sum in full or to waive any of the Lender’s rights or remedies available on account of such Default. In addition, after the Lender has accelerated payment of this Note upon the occurrence of an Event of Default, the tender of payment of less than the entire principal amount of this Note, all interest thereon, late charges and other sums due hereunder, or the acceptance by the Lender of less than full payment thereof, shall not be deemed to have cured the Event of Default, to constitute a reinstatement of this Note or to waive any of the Lender’s rights and remedies reserved by this Note or provided by applicable law.
     10. Waivers, etc. The Borrower and each endorser, surety and guarantor hereof jointly and severally (i) waive presentment, demand, protest notice of dishonor and any and all other notices and

Danaher	Deferred Revenue Note No. 1-$125,000.00

demands whatsoever, (ii) waive, to the extent permitted by law, all exemptions, whether homestead or otherwise, as to the obligation evidenced by this Note, (iii) waive any right which they may have to require the Lender to proceed against any other Party or foreclose on any collateral given to secure the payment of this Note, (iv) agree that, without notice to any Party and without affecting any such party’s liability, the Lender, at any time or times, may grant extensions of the time for any payment due on this Note, release any such party from its obligation to make payments on this Note, permit the renewal of this Note or permit the substitution, exchange or release of any security or collateral for this Note, (v) waive any right they may have to require reinstatement of this Note after the occurrence of an Event of Default and (vi) waive, to the extent permitted by law, any right they may have to a trial by jury in any action or proceeding to enforce or collect this Note, whether such action or proceeding is instituted by the Lender, the Borrower or any other party.
     11. Confession of Judgment.
          (a) Upon the occurrence of an Event of Default, the Borrower hereby authorizes any attorney designated by the Lender or any clerk of any court of record, or the below designated attorney-in-fact or any successor named therefor to appear for the Borrower, or any of them, in any court of record and confess judgment against the Borrower, or any of them, without prior hearing, in favor of the Lender for, and in the amount of, the balance then due under the Note, all accrued and unpaid interest thereon, all other amounts payable by the Borrower to the Lender under the terms of this Note, costs of suit, and attorneys’ fees of twenty-five percent (25%) [of the principal amount of this Note]; provided however, that the Lender may not recover and collect from the Borrower attorneys’ fees in excess of its actual and reasonable attorneys’ fees finally incurred in acquiring judgment and collecting all sums due under this Note.
          (b) In the event that such judgment is to be confessed in the Commonwealth of Virginia, the Borrower, pursuant to Section 8.01-435 of the Code of Virginia, as amended, hereby irrevocably makes, constitutes, appoints and designates (and if the Borrower is an entity other than a natural person(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) V. Rick Nishanian of Fairfax, Virginia, and/or Randolph D. Frostick of Fauquier, Virginia, either of whom may individually act, as its duly constituted agent and attorney-in-fact (hereinafter referred to as the “Attorney-In-Fact”), which appointment shall be deemed to be coupled with an interest and shall not terminate upon the disability, insolvency or dissolution of the Borrower, to confess judgment against the Borrower (including all costs and reasonable attorney fees as set forth above), pursuant to the provisions hereof and the applicable provisions of the Code of Virginia, as amended, which judgment shall be confessed in the Clerk’s Office of the Circuit Court of Fairfax County, Virginia.
          (c) In addition to the foregoing and in the event the above referenced Attorney-In-Fact is unable to act, refuses to act or is disqualified from acting, the Borrower hereby irrevocably makes, constitutes, appoints and designates (and if the Borrower is an entity other than a natural person(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) the Lender, as the Borrower’s duly appointed agent and Attorney-In-Fact, with full right,power, privilege and authority to act on behalf of the Borrower, which power may be used from time to time by the Lender to designate such additional, substitute or alternate person(s) who may act as additional or substitute Attorney-in-Fact (the “Substitute Attorney-In-Fact”) or to designate such additional courts in Virginia or in other states, territories or jurisdictions in which by law judgment may be confessed against the Borrower. The Substitute Attorney-in-Fact shall have full power to confess judgment against the Borrower in accordance with the terms hereof, which designation shall be binding on the Borrower as if the said Substitute Attorney-In-Fact was originally designated herein by

Danaher	Deferred Revenue Note No. 1-$125,000.00

the Borrower. This power of attorney and appointment of the Substitute Attorney-In-Fact is irrevocable and coupled with an interest, and shall not terminate upon the disability, insolvency or dissolution of the Borrower.
          (d) The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as the Lender shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant; provided that such multiple actions shall not, in the aggregate, result in any judgment for an amount in excess of the full amount due by the Borrower hereunder.
     12. Cross Default. The Borrower hereby understands, acknowledges and agrees that any default hereunder, or under the terms and provisions of the Pledge Agreement provided to secure this Note, shall be deemed to constitute a default under the terms and provisions of any other then existing and outstanding loan indebtedness owing from the Borrower, and/or guarantors thereof, to the Lender (the “Other Affiliated Debt”); and a default under the terms and provisions of the Other Affiliated Debt shall be deemed by the Lender to constitute a default hereunder.
     13. Borrower Acknowledgements and Warranties. The Borrower represents, acknowledges, and warrants that the obligations evidenced by this Note are exclusively incurred for the purpose of carrying on a business, professional, investment or other commercial enterprise or activity, and that no part of the proceeds of the loan evidenced by this Note will be used for personal, family or household purposes. This Note provides for the making of a loan by Lender, in its capacity as a lender, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to Lender. The relationship between Lender and the Borrower is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. Nothing contained in this Note shall be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating the Lender to control Borrower or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Lender to Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Note. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Note, and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to Lender for credit and to execute and deliver this Note.
     14. Usury. It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws the Commonwealth of Virginia and the laws of the United States of America) then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the Lender (or, if this Note shall have been paid in full, refunded to the Borrower) and (ii) in the event that maturity of this Note is accelerated by reason of an election by the Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess

Danaher	Deferred Revenue Note No. 1-$125,000.00

interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if therefore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to the Borrower).
     15. Set-Off. The Lender will have the right, in addition to all other remedies permitted by law (including, without limitation, other rights of set-off), to set off the amount now or hereafter due under this Note or due under any other obligation of the Borrower to the Lender against any and all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower, without notice to or consent by the Borrower. In addition to the right of set-off, to secure the payment of this Note the Borrower assigns and grants to the Lender a security interest in all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower.
     16. Waiver of Jury Trial. The Borrower hereby (i) covenants and agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily, by the Borrower, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. The Lender is hereby authorized and requested to submit this Note to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the Borrower’s waiver of the right to jury trial. Further, the Borrower hereby certifies that no representative or agent of the Lender (including the Lender’s counsel) has represented, expressly or otherwise, to the Borrower that the Lender will not seek to enforce this waiver of right to jury trial provision.
     17. Due on Sale and on Encumbrance. NOTICE — THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE, CONVEYANCE OR FURTHER ENCUMBRANCE OF THE PROPERTY SECURED BY THE PLEDGE AGREEMENT. Lender may, at its option, declare immediately due and payable all sums due under this Note upon the sale, transfer or further encumbrance, without the Lender’s prior written consent, all of any part of the collateral securing this Note. A “sale, transfer or encumbrance” means the conveyance of collateral securing this Note or any right, title, or interest therein; whether legal, beneficial, or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, assignment, or transfer of any beneficial interest, mortgage or its equivalent, or by any other method of conveyance. If any grantor of collateral securing this Note is a corporation, partnership, or limited liability company, the term transfer shall also include the transfer of any partnership or limited liability company interest.
     18. Account Record. The Lender shall maintain records of the dates and amounts of payments of principal and interest, the date to which interest has been paid, accrued interest, the unpaid principal balance, and any other account information. Such records shall be maintained unilaterally by the Lender without notice to the Borrower and shall be presumed to be correct, provided, however, any failure of the Lender to maintain such records or any error therein or in any notice hereunder shall not in any manner affect the obligation of the Borrower to pay this Note in accordance with the terms hereof.
     19. Notice. All notices, demands, requests and other communications required pursuant to the provisions of this Note shall be in writing and shall be deemed to have been properly given or served for all purposes when presented personally or sent by United States Registered or Certified Mail — Return Receipt Requested, postage prepaid as follows:

Danaher	Deferred Revenue Note No. 1-$125,000.00

If to the Lender:	Copy to:

14200 Park Meadow Drive	Vanderpool, Frostick & Nishanian, P.C.
Suite 200 South	9200 Church Street, Suite 400
Chantilly, Virginia 20151	Manassas, Virginia 20110
Attention: Paul M. Harbolick, Jr., EVP & CFO	Attention: V. Rick Nishanian, Esq.

If to the Borrower:	Copy to:

Thomas P. Danaher	Kevin J. Kelley, P.C.
503 North Quaker Lane	4200 Evergreen Lane, Suite 313
Alexandria, Virginia 22304	Annandale, Virginia, 22003
Attention: Kevin J. Kelley
     20. Applicable Law. This Note shall be governed by the laws of the Commonwealth of Virginia.
     21. Jurisdiction; Venue. The Borrower (a) submits to personal jurisdiction in the Commonwealth of Virginia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Note, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the Commonwealth of Virginia for the purpose of litigation to enforce this Note, and (c) agrees that service of process may be made upon the Borrower as provided below or in any manner prescribed by applicable federal rules of civil procedure or by applicable local rules or laws of civil procedure for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.
     22. Service of Process. The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Borrower at the address set forth herein, or at such other address as the Borrower may furnish in writing to the Lender. The Borrower irrevocably agrees that such service shall be deemed in every respect to be effective service of process upon it in any such suit, action, or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this Section will limit the right of the Lender otherwise to bring proceedings against the Borrower, or any of them, in the courts of any other appropriate jurisdiction or jurisdictions.
     23. Successors and Assigns. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns.
     24. Amendments. This Note may only be amended, modified or supplemented by a writing signed by all the parties hereto. No modification or waiver of any provision of this Note shall be effective as against the Lender unless it is in writing and signed by the Lender, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

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     25. Severability. If any provision of this Note, or the application thereof in any circumstance, is deemed to be unenforceable, the remainder of this Note shall not be affected thereby and shall remain enforceable and in full force and effect.
     26. Collateral. This Note is secured by a Pledge Agreement of even date herewith encumbering all of Borrower’s interest in stock or shares in Alliance Insurance Agency, Inc.
     27. Time of The Essence. Time is of the essence with respect to all provisions of this Note.
     28. Miscellaneous. The nouns, pronouns, and verbs used in this Note shall be construed as being of such number and gender as the context may require. The headings used in this document are for ease of identification purposes only and are not to be construed to amend, modify or define any of its terms or provisions.
[Signature(s) and notary attestations on following page; remainder of this page is being left intentionally blank]

Danaher	Deferred Revenue Note No. 1-$125,000.00

     WITNESS the following signature(s) made under seal this 29th day of December, 2009.

BORROWER:

(Seal)

Thomas P. Danaher
COMMONWEALTH OF VIRGINIA
CITY OF MANASSAS, to-wit:
     I HEREBY CERTIFY, that on this 29th day of December, 2009, before me, a Notary Public of said jurisdiction, personally appeared Thomas P. Danaher, in his individual capacity, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument and acknowledged that he has executed the same for the purposes therein contained.
     WITNESS my hand and notarial seal.

Notary Public
My Commission Expires:
Notary Registration No.:

Danaher	Deferred Revenue Note No. 1-$125,000.00

VIRGINIA STATUTORY NOTICE UNDER SECTION 8.01-433.1
“IMPORTANT NOTICE — THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.”
TERM NOTE

$125,000.00	December 29, 2009
     FOR VALUE RECEIVED, the undersigned, THOMAS P. DANAHER (the “Borrower”), promises to pay to the order of ALLIANCE BANK CORPORATION, a Virginia banking corporation, its successors and assigns (the “Lender”) with offices at 14200 Park Meadow Drive, Suite 200 South, Chantilly, Virginia 20151, or at such other address as the Lender shall specify in writing, in lawful money of the United States of America, the principal sum of ONE HUNDRED TWENTY FIVE THOUSAND AND 00/100 DOLLARS ($125,000.00) together with interest on the unpaid principal balance advanced at the rate and on the terms hereinafter provided, all without offset or deduction (including all modifications, amendments, substitutions, renewals or extensions hereof and allonges hereto, the “Note”).
     1. Definitions. The specified terms, as they may be used in this Note and unless otherwise defined herein, shall have the same meaning as defined in the Pledge Agreement (defined below):
          “Control” of a Person means (i) ownership, control, or power to vote 51% or more of any class of voting securities of such Person, directly or indirectly or acting through one or more other Persons; (ii) control in any manner over the election or appointment of a majority of the directors, trustees, managers or general partners (or individuals exercising similar functions) of such Person; (iii) the direct or indirect power to exercise a controlling influence over the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; or (iv) conditioning in any manner the transfer of 51% or more of any class of voting securities of such Person upon the transfer of 51% or more of any class of voting securities of another Person.
          “Party” shall mean and refer to the Borrower and any endorser or guarantor of this Note, any grantor or debtor giving security for this Note.
          “Person” shall mean and refer to an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization.
          “Pledge Agreement” shall mean that certain Security, Pledge and Escrow Agreement, dated as of the date hereof, by and between the Borrower and the Lender.
          “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement, dated as of the date hereof, by and between the Borrower, Oswald H. Skewes and the Lender and the other parties thereto.

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     2. Interest Rate. During the term of this Note and up to and including the Maturity Date (hereinafter defined), privilege is reserved to repay this Note without interest. The entire principal balance shall be due and payable on the Maturity Date.
     3. Payment and Maturity.
          (a) The entire principal balance of this Note (as such may be reduced in accordance with the terms of Section 2 the Stock Purchase Agreement), and all fees and costs reserved hereunder, shall be due and payable in full on February 15, 2012 (the “Maturity Date”).
          (b) All payments due under this Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. The making of any payment in other than immediately available funds, which the Lender, at its option elects to accept, shall be subject to collection, and interest shall continue to accrue until the funds by which payment is made are available to the Lender for its use.
     4. Prepayment. The Borrower may prepay the whole or any part of the outstanding indebtedness evidenced by this Note at any time prior to the Maturity Date without penalty or expense. Any partial prepayment shall be applied against the interest and costs due on this Note and then to the principal sum then outstanding.
     5. Application of Payments. For the purposes of computing interest on the debt evidenced by this Note, the principal sum outstanding shall be calculated on the basis of three hundred sixty (360) day calendar year with actual number of days elapsed in each month. Payments on this Note shall be applied first to late charges, reasonable costs of collection and enforcement, then to pay or to reimburse the Lender for any costs incurred or advances made by the Lender under a security or pledge agreement securing this Note, then to pay accrued and unpaid interest, and the remainder to pay principal then due and payable hereunder. Except in the case of manifest error, the Lender’s books and records shall be presumed correct as to the sums outstanding under this Note.
     6. Late Charge. In the event that this Note is not paid as scheduled on or before the Maturity Date, the Lender shall be entitled to collect a “late charge” in an amount equal to five percent (5.0% ) of the outstanding principal balance of this Note.
     7. Default and Acceleration.
          (a) Default. Each of the following events or conditions shall constitute an event of default under this Note (hereinafter “Default” or an “Event of Default”): (i) the failure to make any payment of principal or any other amount due under this Note when such payment is due; (ii) any default under the terms of the Pledge Agreement given by the Borrower to secure this Note; (iii) the merger, consolidation, reorganization, dissolution, of any Party; or the pledge, lease or other disposition of all or substantially all of the assets of any Party; (iv) any change, or any transaction which results or could result in a change in the Control of any Party; (v) any agreement or other document granting the Lender security for the payment of this Note shall cease for any reason to be in full force and effect as such security with the priority stated to be created thereby, or the grantor of such security shall contest the validity or enforceability of the security or deny that it has any further liability or obligation under such agreement or other document; (vi) any endorsement or guaranty of the payment of this Note shall cease for any reason to be in full force and effect or any endorser or guarantor shall contest the validity or enforceability of the endorsement or guaranty or deny that it has any further liability or obligation under the endorsement or guaranty; (vii) the legal or

Danaher	Deferred Revenue Note No. 2-$125,000.00

equitable title to the collateral securing this Note becomes vested in anyone or anything other than the Borrower without the Lender’s prior written consent; (viii) the filing of any inferior lien or secondary financing against the collateral securing this Note without the prior written consent of Lender; or (ix) if any Party dies or is incarcerated, or is adjudicated legally incompetent, unless within ninety (90) days of such Party’s death, incarceration or legal incompetency a substitute obligor or guarantor with a comparable or greater net worth (as in effect as of the date of this Note), or otherwise satisfactory to the Lender, assumes the obligations of such deceased, incarcerated or legally incompetent Party.
          (b) Acceleration Upon Default.
               (i) If Default be made under this Note, at the option of the Lender, the full amount remaining unpaid on this Note shall become immediately due and payable without presentment, demand or notice of any kind, and the Lender may exercise any or all remedies available to it under applicable law.
               (ii) Failure to exercise any of the options aforementioned or the failure to exercise any other option herein provided shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. Acceleration of maturity, once claimed by the Lender, may at its option be rescinded by an instrument in writing to that effect; however, the tender and acceptance of a partial payment or partial performance shall not, by itself, affect or rescind such acceleration of maturity.
          (c) Default Rate. In the event any payment due hereunder, including all payments due on the Maturity Date, is not paid when due (whether upon acceleration or otherwise), the entire principal balance shall start to bear interest from the date of this Note, until paid, at the rate of Twelve percent (12%) (the “Default Rate”). The Default Rate shall apply regardless of whether the Lender elects to accelerate the unpaid principal balance as a result of such Default. If judgment is entered against the Borrower on this Note, the amount of such judgment entered (which may include principal, interest, fees and costs) shall bear interest at such Default Rate as set forth above.
     8. Expenses of Collection, etc. In the event it shall become necessary to employ counsel to collect this obligation or to protect the security hereof, the Borrower shall pay to the Lender its reasonable attorney’s fees incurred, whether suit be brought or not, and all other costs and expenses reasonably connected with collection, the protection of the security, the defense of any counterclaim, the enforcement (including without limitation, as a part of any proceeding brought under the Bankruptcy Reform Act of 1978, as amended) of any remedies herein provided for, or provided for in this Note, the Pledge Agreement and the enforcement of any guaranty.
     9. Acceptance of Partial Payment. The acceptance by the Lender of a partial payment of any sum due under this Note, whether occurring before or after an Event of Default, shall not be deemed to cure the Borrower’s failure to pay such sum in full or to waive any of the Lender’s rights or remedies available on account of such Default. In addition, after the Lender has accelerated payment of this Note upon the occurrence of an Event of Default, the tender of payment of less than the entire principal amount of this Note, all interest thereon, late charges and other sums due hereunder, or the acceptance by the Lender of less than full payment thereof, shall not be deemed to have cured the Event of Default, to constitute a reinstatement of this Note or to waive any of the Lender’s rights and remedies reserved by this Note or provided by applicable law.
     10. Waivers, etc. The Borrower and each endorser, surety and guarantor hereof jointly and severally (i) waive presentment, demand, protest notice of dishonor and any and all other notices and

Danaher	Deferred Revenue Note No. 2-$125,000.00

demands whatsoever, (ii) waive, to the extent permitted by law, all exemptions, whether homestead or otherwise, as to the obligation evidenced by this Note, (iii) waive any right which they may have to require the Lender to proceed against any other Party or foreclose on any collateral given to secure the payment of this Note, (iv) agree that, without notice to any Party and without affecting any such party’s liability, the Lender, at any time or times, may grant extensions of the time for any payment due on this Note, release any such party from its obligation to make payments on this Note, permit the renewal of this Note or permit the substitution, exchange or release of any security or collateral for this Note, (v) waive any right they may have to require reinstatement of this Note after the occurrence of an Event of Default and (vi) waive, to the extent permitted by law, any right they may have to a trial by jury in any action or proceeding to enforce or collect this Note, whether such action or proceeding is instituted by the Lender, the Borrower or any other party.
     11. Confession of Judgment.
          (a) Upon the occurrence of an Event of Default, the Borrower hereby authorizes any attorney designated by the Lender or any clerk of any court of record, or the below designated attorney-in-fact or any successor named therefor to appear for the Borrower, or any of them, in any court of record and confess judgment against the Borrower, or any of them, without prior hearing, in favor of the Lender for, and in the amount of, the balance then due under the Note, all accrued and unpaid interest thereon, all other amounts payable by the Borrower to the Lender under the terms of this Note, costs of suit, and attorneys’ fees of twenty-five percent (25%) [of the principal amount of this Note]; provided however, that the Lender may not recover and collect from the Borrower attorneys’ fees in excess of its actual and reasonable attorneys’ fees finally incurred in acquiring judgment and collecting all sums due under this Note.
          (b) In the event that such judgment is to be confessed in the Commonwealth of Virginia, the Borrower, pursuant to Section 8.01-435 of the Code of Virginia, as amended, hereby irrevocably makes, constitutes, appoints and designates (and if the Borrower is an entity other than a natural person(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) V. Rick Nishanian of Fairfax, Virginia, and/or Randolph D. Frostick of Fauquier, Virginia, either of whom may individually act, as its duly constituted agent and attorney-in-fact (hereinafter referred to as the “Attorney-In-Fact”), which appointment shall be deemed to be coupled with an interest and shall not terminate upon the disability, insolvency or dissolution of the Borrower, to confess judgment against the Borrower (including all costs and reasonable attorney fees as set forth above), pursuant to the provisions hereof and the applicable provisions of the Code of Virginia, as amended, which judgment shall be confessed in the Clerk’s Office of the Circuit Court of Fairfax County, Virginia.
          (c) In addition to the foregoing and in the event the above referenced Attorney-In-Fact is unable to act, refuses to act or is disqualified from acting, the Borrower hereby irrevocably makes, constitutes, appoints and designates (and if the Borrower is an entity other than a natural person(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) the Lender, as the Borrower’s duly appointed agent and Attorney-In-Fact, with full right, power, privilege and authority to act on behalf of the Borrower, which power may be used from time to time by the Lender to designate such additional, substitute or alternate person(s) who may act as additional or substitute Attorney-in-Fact (the “Substitute Attorney-In-Fact”) or to designate such additional courts in Virginia or in other states, territories or jurisdictions in which by law judgment may be confessed against the Borrower. The Substitute Attorney-in-Fact shall have full power to confess judgment against the Borrower in accordance with the terms hereof, which designation shall be binding on the Borrower as if the said Substitute Attorney-In-Fact was originally designated herein by

Danaher	Deferred Revenue Note No. 2-$125,000.00

the Borrower. This power of attorney and appointment of the Substitute Attorney-In-Fact is irrevocable and coupled with an interest, and shall not terminate upon the disability, insolvency or dissolution of the Borrower.
          (d) The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as the Lender shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant; provided that such multiple actions shall not, in the aggregate, result in any judgment for an amount in excess of the full amount due by the Borrower hereunder.
     12. Cross Default. The Borrower hereby understands, acknowledges and agrees that any default hereunder, or under the terms and provisions of the Pledge Agreement provided to secure this Note, shall be deemed to constitute a default under the terms and provisions of any other then existing and outstanding loan indebtedness owing from the Borrower, and/or guarantors thereof, to the Lender (the “Other Affiliated Debt”); and a default under the terms and provisions of the Other Affiliated Debt shall be deemed by the Lender to constitute a default hereunder.
     13. Borrower Acknowledgements and Warranties. The Borrower represents, acknowledges, and warrants that the obligations evidenced by this Note are exclusively incurred for the purpose of carrying on a business, professional, investment or other commercial enterprise or activity, and that no part of the proceeds of the loan evidenced by this Note will be used for personal, family or household purposes. This Note provides for the making of a loan by Lender, in its capacity as a lender, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to Lender. The relationship between Lender and the Borrower is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. Nothing contained in this Note shall be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating the Lender to control Borrower or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Lender to Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Note. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Note, and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to Lender for credit and to execute and deliver this Note.
     14. Usury. It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws the Commonwealth of Virginia and the laws of the United States of America) then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the Lender (or, if this Note shall have been paid in full, refunded to the Borrower) and (ii) in the event that maturity of this Note is accelerated by reason of an election by the Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess

Danaher	Deferred Revenue Note No. 2-$125,000.00

interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if therefore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to the Borrower).
     15. Set-Off. The Lender will have the right, in addition to all other remedies permitted by law (including, without limitation, other rights of set-off), to set off the amount now or hereafter due under this Note or due under any other obligation of the Borrower to the Lender against any and all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower, without notice to or consent by the Borrower. In addition to the right of set-off, to secure the payment of this Note the Borrower assigns and grants to the Lender a security interest in all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower.
     16. Waiver of Jury Trial. The Borrower hereby (i) covenants and agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily, by the Borrower, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. The Lender is hereby authorized and requested to submit this Note to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the Borrower’s waiver of the right to jury trial. Further, the Borrower hereby certifies that no representative or agent of the Lender (including the Lender’s counsel) has represented, expressly or otherwise, to the Borrower that the Lender will not seek to enforce this waiver of right to jury trial provision.
     17. Due on Sale and on Encumbrance. NOTICE – THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE, CONVEYANCE OR FURTHER ENCUMBRANCE OF THE PROPERTY SECURED BY THE PLEDGE AGREEMENT. Lender may, at its option, declare immediately due and payable all sums due under this Note upon the sale, transfer or further encumbrance, without the Lender’s prior written consent, all of any part of the collateral securing this Note. A “sale, transfer or encumbrance” means the conveyance of collateral securing this Note or any right, title, or interest therein; whether legal, beneficial, or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, assignment, or transfer of any beneficial interest, mortgage or its equivalent, or by any other method of conveyance. If any grantor of collateral securing this Note is a corporation, partnership, or limited liability company, the term transfer shall also include the transfer of any partnership or limited liability company interest.
     18. Account Record. The Lender shall maintain records of the dates and amounts of payments of principal and interest, the date to which interest has been paid, accrued interest, the unpaid principal balance, and any other account information. Such records shall be maintained unilaterally by the Lender without notice to the Borrower and shall be presumed to be correct, provided, however, any failure of the Lender to maintain such records or any error therein or in any notice hereunder shall not in any manner affect the obligation of the Borrower to pay this Note in accordance with the terms hereof.
     19. Notice. All notices, demands, requests and other communications required pursuant to the provisions of this Note shall be in writing and shall be deemed to have been properly given or served for all purposes when presented personally or sent by United States Registered or Certified Mail – Return Receipt Requested, postage prepaid as follows:

Danaher	Deferred Revenue Note No. 2-$125,000.00

If to the Lender:	Copy to:

14200 Park Meadow Drive	Vanderpool, Frostick & Nishanian, P.C.
Suite 200 South	9200 Church Street, Suite 400
Chantilly, Virginia 20151	Manassas, Virginia 20110
Attention: Paul M. Harbolick, Jr., EVP & CFO	Attention: V. Rick Nishanian, Esq.

If to the Borrower:	Copy to:

Thomas P. Danaher	Kevin J. Kelley, P.C.
503 North Quaker Lane	4200 Evergreen Lane, Suite 313
Alexandria, Virginia 22304	Annandale, Virginia, 22003
Attention: Kevin J. Kelley
     20. Applicable Law. This Note shall be governed by the laws of the Commonwealth of Virginia.
     21. Jurisdiction; Venue. The Borrower (a) submits to personal jurisdiction in the Commonwealth of Virginia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Note, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the Commonwealth of Virginia for the purpose of litigation to enforce this Note, and (c) agrees that service of process may be made upon the Borrower as provided below or in any manner prescribed by applicable federal rules of civil procedure or by applicable local rules or laws of civil procedure for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.
     22. Service of Process. The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Borrower at the address set forth herein, or at such other address as the Borrower may furnish in writing to the Lender. The Borrower irrevocably agrees that such service shall be deemed in every respect to be effective service of process upon it in any such suit, action, or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this Section will limit the right of the Lender otherwise to bring proceedings against the Borrower, or any of them, in the courts of any other appropriate jurisdiction or jurisdictions.
     23. Successors and Assigns. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns.
     24. Amendments. This Note may only be amended, modified or supplemented by a writing signed by all the parties hereto. No modification or waiver of any provision of this Note shall be effective as against the Lender unless it is in writing and signed by the Lender, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

Danaher	Deferred Revenue Note No. 2-$125,000.00

     25. Severability. If any provision of this Note, or the application thereof in any circumstance, is deemed to be unenforceable, the remainder of this Note shall not be affected thereby and shall remain enforceable and in full force and effect.
     26. Collateral. This Note is secured by a Pledge Agreement of even date herewith encumbering all of Borrower’s interest in stock or shares in Alliance Insurance Agency, Inc.
     27. Time of The Essence. Time is of the essence with respect to all provisions of this Note.
     28. Miscellaneous. The nouns, pronouns, and verbs used in this Note shall be construed as being of such number and gender as the context may require. The headings used in this document are for ease of identification purposes only and are not to be construed to amend, modify or define any of its terms or provisions.
[Signature(s) and notary attestations on following page; remainder
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Danaher	Deferred Revenue Note No. 2-$125,000.00

     WITNESS the following signature(s) made under seal this 29th day of December, 2009.

BORROWER:

(Seal)

Thomas P. Danaher
COMMONWEALTH OF VIRGINIA
CITY OF MANASSAS, to-wit:
     I HEREBY CERTIFY, that on this 29th day of December, 2009, before me, a Notary Public of said jurisdiction, personally appeared Thomas P. Danaher, in his individual capacity, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument and acknowledged that he has executed the same for the purposes therein contained.
     WITNESS my hand and notarial seal.

Notary Public
My Commission Expires:
Notary Registration No.:

Danaher	Deferred Revenue Note No. 2-$125,000.00

VIRGINIA STATUTORY NOTICE UNDER SECTION 8.01-433.1
“IMPORTANT NOTICE — THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.”
TERM NOTE

$125,000.00	December 29, 2009
     FOR VALUE RECEIVED, the undersigned, THOMAS P. DANAHER (the “Borrower”), promises to pay to the order of ALLIANCE BANK CORPORATION, a Virginia banking corporation, its successors and assigns (the “Lender”) with offices at 14200 Park Meadow Drive, Suite 200 South, Chantilly, Virginia 20151, or at such other address as the Lender shall specify in writing, in lawful money of the United States of America, the principal sum of ONE HUNDRED TWENTY FIVE THOUSAND AND 00/100 DOLLARS ($125,000.00) together with interest on the unpaid principal balance advanced at the rate and on the terms hereinafter provided, all without offset or deduction (including all modifications, amendments, substitutions, renewals or extensions hereof and allonges hereto, the “Note”).
     1. Definitions. The specified terms, as they may be used in this Note and unless otherwise defined herein, shall have the same meaning as defined in the Pledge Agreement (defined below):
          “Control” of a Person means (i) ownership, control, or power to vote 51% or more of any class of voting securities of such Person, directly or indirectly or acting through one or more other Persons; (ii) control in any manner over the election or appointment of a majority of the directors, trustees, managers or general partners (or individuals exercising similar functions) of such Person; (iii) the direct or indirect power to exercise a controlling influence over the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; or (iv) conditioning in any manner the transfer of 51% or more of any class of voting securities of such Person upon the transfer of 51% or more of any class of voting securities of another Person.
          “Party” shall mean and refer to the Borrower and any endorser or guarantor of this Note, any grantor or debtor giving security for this Note.
          “Person” shall mean and refer to an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization.
          “Pledge Agreement” shall mean that certain Security, Pledge and Escrow Agreement, dated as of the date hereof, by and between the Borrower and the Lender.
          “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement, dated as of the date hereof, by and between the Borrower, Oswald H. Skewes and the Lender and the other parties thereto.

Danaher	Deferred Revenue Note No. 3-$125,000.00

     2. Interest Rate. During the term of this Note and up to and including the Maturity Date (hereinafter defined), privilege is reserved to repay this Note without interest. The entire principal balance shall be due and payable on the Maturity Date.
     3. Payment and Maturity.
          (a) The entire principal balance of this Note (as such may be reduced in accordance with the terms of Section 2 the Stock Purchase Agreement), and all fees and costs reserved hereunder, shall be due and payable in full on February 15, 2013 (the “Maturity Date”).
          (b) All payments due under this Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. The making of any payment in other than immediately available funds, which the Lender, at its option elects to accept, shall be subject to collection, and interest shall continue to accrue until the funds by which payment is made are available to the Lender for its use.
     4. Prepayment. The Borrower may prepay the whole or any part of the outstanding indebtedness evidenced by this Note at any time prior to the Maturity Date without penalty or expense. Any partial prepayment shall be applied against the interest and costs due on this Note and then to the principal sum then outstanding.
     5. Application of Payments. For the purposes of computing interest on the debt evidenced by this Note, the principal sum outstanding shall be calculated on the basis of three hundred sixty (360) day calendar year with actual number of days elapsed in each month. Payments on this Note shall be applied first to late charges, reasonable costs of collection and enforcement, then to pay or to reimburse the Lender for any costs incurred or advances made by the Lender under a security or pledge agreement securing this Note, then to pay accrued and unpaid interest, and the remainder to pay principal then due and payable hereunder. Except in the case of manifest error, the Lender’s books and records shall be presumed correct as to the sums outstanding under this Note.
     6. Late Charge. In the event that this Note is not paid as scheduled on or before the Maturity Date, the Lender shall be entitled to collect a “late charge” in an amount equal to five percent (5.0% ) of the outstanding principal balance of this Note.
     7. Default and Acceleration.
          (a) Default. Each of the following events or conditions shall constitute an event of default under this Note (hereinafter “Default” or an “Event of Default”): (i) the failure to make any payment of principal or any other amount due under this Note when such payment is due; (ii) any default under the terms of the Pledge Agreement given by the Borrower to secure this Note; (iii) the merger, consolidation, reorganization, dissolution, of any Party; or the pledge, lease or other disposition of all or substantially all of the assets of any Party; (iv) any change, or any transaction which results or could result in a change in the Control of any Party; (v) any agreement or other document granting the Lender security for the payment of this Note shall cease for any reason to be in full force and effect as such security with the priority stated to be created thereby, or the grantor of such security shall contest the validity or enforceability of the security or deny that it has any further liability or obligation under such agreement or other document; (vi) any endorsement or guaranty of the payment of this Note shall cease for any reason to be in full force and effect or any endorser or guarantor shall contest the validity or enforceability of the endorsement or guaranty or deny that it has any further liability or obligation under the endorsement or guaranty; (vii) the legal or

Danaher	Deferred Revenue Note No. 3-$125,000.00

equitable title to the collateral securing this Note becomes vested in anyone or anything other than the Borrower without the Lender’s prior written consent; (viii) the filing of any inferior lien or secondary financing against the collateral securing this Note without the prior written consent of Lender; or (ix) if any Party dies or is incarcerated, or is adjudicated legally incompetent, unless within ninety (90) days of such Party’s death, incarceration or legal incompetency a substitute obligor or guarantor with a comparable or greater net worth (as in effect as of the date of this Note), or otherwise satisfactory to the Lender, assumes the obligations of such deceased, incarcerated or legally incompetent Party.
          (b) Acceleration Upon Default.
               (i) If Default be made under this Note, at the option of the Lender, the full amount remaining unpaid on this Note shall become immediately due and payable without presentment, demand or notice of any kind, and the Lender may exercise any or all remedies available to it under applicable law.
               (ii) Failure to exercise any of the options aforementioned or the failure to exercise any other option herein provided shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. Acceleration of maturity, once claimed by the Lender, may at its option be rescinded by an instrument in writing to that effect; however, the tender and acceptance of a partial payment or partial performance shall not, by itself, affect or rescind such acceleration of maturity.
          (c) Default Rate. In the event any payment due hereunder, including all payments due on the Maturity Date, is not paid when due (whether upon acceleration or otherwise), the entire principal balance shall start to bear interest from the date of this Note, until paid, at the rate of Twelve percent (12%) (the “Default Rate”). The Default Rate shall apply regardless of whether the Lender elects to accelerate the unpaid principal balance as a result of such Default. If judgment is entered against the Borrower on this Note, the amount of such judgment entered (which may include principal, interest, fees and costs) shall bear interest at such Default Rate as set forth above.
     8. Expenses of Collection, etc. In the event it shall become necessary to employ counsel to collect this obligation or to protect the security hereof, the Borrower shall pay to the Lender its reasonable attorney’s fees incurred, whether suit be brought or not, and all other costs and expenses reasonably connected with collection, the protection of the security, the defense of any counterclaim, the enforcement (including without limitation, as a part of any proceeding brought under the Bankruptcy Reform Act of 1978, as amended) of any remedies herein provided for, or provided for in this Note, the Pledge Agreement and the enforcement of any guaranty.
     9. Acceptance of Partial Payment. The acceptance by the Lender of a partial payment of any sum due under this Note, whether occurring before or after an Event of Default, shall not be deemed to cure the Borrower’s failure to pay such sum in full or to waive any of the Lender’s rights or remedies available on account of such Default. In addition, after the Lender has accelerated payment of this Note upon the occurrence of an Event of Default, the tender of payment of less than the entire principal amount of this Note, all interest thereon, late charges and other sums due hereunder, or the acceptance by the Lender of less than full payment thereof, shall not be deemed to have cured the Event of Default, to constitute a reinstatement of this Note or to waive any of the Lender’s rights and remedies reserved by this Note or provided by applicable law.
     10. Waivers, etc. The Borrower and each endorser, surety and guarantor hereof jointly and severally (i) waive presentment, demand, protest notice of dishonor and any and all other notices and

Danaher	Deferred Revenue Note No. 3-$125,000.00

demands whatsoever, (ii) waive, to the extent permitted by law, all exemptions, whether homestead or otherwise, as to the obligation evidenced by this Note, (iii) waive any right which they may have to require the Lender to proceed against any other Party or foreclose on any collateral given to secure the payment of this Note, (iv) agree that, without notice to any Party and without affecting any such party’s liability, the Lender, at any time or times, may grant extensions of the time for any payment due on this Note, release any such party from its obligation to make payments on this Note, permit the renewal of this Note or permit the substitution, exchange or release of any security or collateral for this Note, (v) waive any right they may have to require reinstatement of this Note after the occurrence of an Event of Default and (vi) waive, to the extent permitted by law, any right they may have to a trial by jury in any action or proceeding to enforce or collect this Note, whether such action or proceeding is instituted by the Lender, the Borrower or any other party.
     11. Confession of Judgment.
          (a) Upon the occurrence of an Event of Default, the Borrower hereby authorizes any attorney designated by the Lender or any clerk of any court of record, or the below designated attorney-in-fact or any successor named therefor to appear for the Borrower, or any of them, in any court of record and confess judgment against the Borrower, or any of them, without prior hearing, in favor of the Lender for, and in the amount of, the balance then due under the Note, all accrued and unpaid interest thereon, all other amounts payable by the Borrower to the Lender under the terms of this Note, costs of suit, and attorneys’ fees of twenty-five percent (25%) [of the principal amount of this Note]; provided however, that the Lender may not recover and collect from the Borrower attorneys’ fees in excess of its actual and reasonable attorneys’ fees finally incurred in acquiring judgment and collecting all sums due under this Note.
          (b) In the event that such judgment is to be confessed in the Commonwealth of Virginia, the Borrower, pursuant to Section 8.01-435 of the Code of Virginia, as amended, hereby irrevocably makes, constitutes, appoints and designates (and if the Borrower is an entity other than a natural person(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) V. Rick Nishanian of Fairfax, Virginia, and/or Randolph D. Frostick of Fauquier, Virginia, either of whom may individually act, as its duly constituted agent and attorney-in-fact (hereinafter referred to as the “Attorney-In-Fact”), which appointment shall be deemed to be coupled with an interest and shall not terminate upon the disability, insolvency or dissolution of the Borrower, to confess judgment against the Borrower (including all costs and reasonable attorney fees as set forth above), pursuant to the provisions hereof and the applicable provisions of the Code of Virginia, as amended, which judgment shall be confessed in the Clerk’s Office of the Circuit Court of Fairfax County, Virginia.
          (c) In addition to the foregoing and in the event the above referenced Attorney-In-Fact is unable to act, refuses to act or is disqualified from acting, the Borrower hereby irrevocably makes, constitutes, appoints and designates (and if the Borrower is an entity other than a natural person(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) the Lender, as the Borrower’s duly appointed agent and Attorney-In-Fact, with full right, power, privilege and authority to act on behalf of the Borrower, which power may be used from time to time by the Lender to designate such additional, substitute or alternate person(s) who may act as additional or substitute Attorney-in-Fact (the “Substitute Attorney-In-Fact”) or to designate such additional courts in Virginia or in other states, territories or jurisdictions in which by law judgment may be confessed against the Borrower. The Substitute Attorney-in-Fact shall have full power to confess judgment against the Borrower in accordance with the terms hereof, which designation shall be binding on the Borrower as if the said Substitute Attorney-In-Fact was originally designated herein by

Danaher	Deferred Revenue Note No. 3-$125,000.00

the Borrower. This power of attorney and appointment of the Substitute Attorney-In-Fact is irrevocable and coupled with an interest, and shall not terminate upon the disability, insolvency or dissolution of the Borrower.
          (d) The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as the Lender shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant; provided that such multiple actions shall not, in the aggregate, result in any judgment for an amount in excess of the full amount due by the Borrower hereunder.
     12. Cross Default. The Borrower hereby understands, acknowledges and agrees that any default hereunder, or under the terms and provisions of the Pledge Agreement provided to secure this Note, shall be deemed to constitute a default under the terms and provisions of any other then existing and outstanding loan indebtedness owing from the Borrower, and/or guarantors thereof, to the Lender (the “Other Affiliated Debt”); and a default under the terms and provisions of the Other Affiliated Debt shall be deemed by the Lender to constitute a default hereunder.
     13. Borrower Acknowledgements and Warranties. The Borrower represents, acknowledges, and warrants that the obligations evidenced by this Note are exclusively incurred for the purpose of carrying on a business, professional, investment or other commercial enterprise or activity, and that no part of the proceeds of the loan evidenced by this Note will be used for personal, family or household purposes. This Note provides for the making of a loan by Lender, in its capacity as a lender, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to Lender. The relationship between Lender and the Borrower is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. Nothing contained in this Note shall be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating the Lender to control Borrower or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Lender to Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Note. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Note, and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to Lender for credit and to execute and deliver this Note.
     14. Usury. It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws the Commonwealth of Virginia and the laws of the United States of America) then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the Lender (or, if this Note shall have been paid in full, refunded to the Borrower) and (ii) in the event that maturity of this Note is accelerated by reason of an election by the Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess

Danaher	Deferred Revenue Note No. 3-$125,000.00

interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if therefore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to the Borrower).
     15. Set-Off. The Lender will have the right, in addition to all other remedies permitted by law (including, without limitation, other rights of set-off), to set off the amount now or hereafter due under this Note or due under any other obligation of the Borrower to the Lender against any and all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower, without notice to or consent by the Borrower. In addition to the right of set-off, to secure the payment of this Note the Borrower assigns and grants to the Lender a security interest in all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower.
     16. Waiver of Jury Trial. The Borrower hereby (i) covenants and agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily, by the Borrower, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. The Lender is hereby authorized and requested to submit this Note to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the Borrower’s waiver of the right to jury trial. Further, the Borrower hereby certifies that no representative or agent of the Lender (including the Lender’s counsel) has represented, expressly or otherwise, to the Borrower that the Lender will not seek to enforce this waiver of right to jury trial provision.
     17. Due on Sale and on Encumbrance. NOTICE – THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE, CONVEYANCE OR FURTHER ENCUMBRANCE OF THE PROPERTY SECURED BY THE PLEDGE AGREEMENT. Lender may, at its option, declare immediately due and payable all sums due under this Note upon the sale, transfer or further encumbrance, without the Lender’s prior written consent, all of any part of the collateral securing this Note. A “sale, transfer or encumbrance” means the conveyance of collateral securing this Note or any right, title, or interest therein; whether legal, beneficial, or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, assignment, or transfer of any beneficial interest, mortgage or its equivalent, or by any other method of conveyance. If any grantor of collateral securing this Note is a corporation, partnership, or limited liability company, the term transfer shall also include the transfer of any partnership or limited liability company interest.
     18. Account Record. The Lender shall maintain records of the dates and amounts of payments of principal and interest, the date to which interest has been paid, accrued interest, the unpaid principal balance, and any other account information. Such records shall be maintained unilaterally by the Lender without notice to the Borrower and shall be presumed to be correct, provided, however, any failure of the Lender to maintain such records or any error therein or in any notice hereunder shall not in any manner affect the obligation of the Borrower to pay this Note in accordance with the terms hereof.
     19. Notice. All notices, demands, requests and other communications required pursuant to the provisions of this Note shall be in writing and shall be deemed to have been properly given or served for all purposes when presented personally or sent by United States Registered or Certified Mail – Return Receipt Requested, postage prepaid as follows:

Danaher	Deferred Revenue Note No. 3-$125,000.00

If to the Lender:	Copy to:
14200 Park Meadow Drive	Vanderpool, Frostick & Nishanian, P.C.
Suite 200 South	9200 Church Street, Suite 400
Chantilly, Virginia 20151	Manassas, Virginia 20110
Attention: Paul M. Harbolick, Jr., EVP & CFO	Attention: V. Rick Nishanian, Esq.

If to the Borrower:	Copy to:
Thomas P. Danaher	Kevin J. Kelley, P.C.
503 North Quaker Lane	4200 Evergreen Lane, Suite 313
Alexandria, Virginia 22304	Annandale, Virginia, 22003
Attention: Kevin J. Kelley
     20. Applicable Law. This Note shall be governed by the laws of the Commonwealth of Virginia.
     21. Jurisdiction; Venue. The Borrower (a) submits to personal jurisdiction in the Commonwealth of Virginia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Note, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the Commonwealth of Virginia for the purpose of litigation to enforce this Note, and (c) agrees that service of process may be made upon the Borrower as provided below or in any manner prescribed by applicable federal rules of civil procedure or by applicable local rules or laws of civil procedure for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.
     22. Service of Process. The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Borrower at the address set forth herein, or at such other address as the Borrower may furnish in writing to the Lender. The Borrower irrevocably agrees that such service shall be deemed in every respect to be effective service of process upon it in any such suit, action, or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this Section will limit the right of the Lender otherwise to bring proceedings against the Borrower, or any of them, in the courts of any other appropriate jurisdiction or jurisdictions.
     23. Successors and Assigns. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns.
     24. Amendments. This Note may only be amended, modified or supplemented by a writing signed by all the parties hereto. No modification or waiver of any provision of this Note shall be effective as against the Lender unless it is in writing and signed by the Lender, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

Danaher	Deferred Revenue Note No. 3-$125,000.00

     25. Severability. If any provision of this Note, or the application thereof in any circumstance, is deemed to be unenforceable, the remainder of this Note shall not be affected thereby and shall remain enforceable and in full force and effect.
     26. Collateral. This Note is secured by a Pledge Agreement of even date herewith encumbering all of Borrower’s interest in stock or shares in Alliance Insurance Agency, Inc.
     27. Time of The Essence. Time is of the essence with respect to all provisions of this Note.
     28. Miscellaneous. The nouns, pronouns, and verbs used in this Note shall be construed as being of such number and gender as the context may require. The headings used in this document are for ease of identification purposes only and are not to be construed to amend, modify or define any of its terms or provisions.
[Signature(s) and notary attestations on following page; remainder of this page is being left intentionally blank]

Danaher	Deferred Revenue Note No. 3-$125,000.00

     WITNESS the following signature(s) made under seal this 29th day of December, 2009.

BORROWER:

(Seal)
Thomas P. Danaher
COMMONWEALTH OF VIRGINIA
CITY OF MANASSAS, to-wit:
     I HEREBY CERTIFY, that on this 29th day of December, 2009, before me, a Notary Public of said jurisdiction, personally appeared Thomas P. Danaher, in his individual capacity, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument and acknowledged that he has executed the same for the purposes therein contained.
     WITNESS my hand and notarial seal.

Notary Public
My Commission Expires:
Notary Registration No.:

Danaher	Deferred Revenue Note No. 3-$125,000.00

VIRGINIA STATUTORY NOTICE UNDER SECTION 8.01-433.1
“IMPORTANT NOTICE — THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.”
TERM NOTE

$125,000.00	December 29, 2009
     FOR VALUE RECEIVED, the undersigned, THOMAS P. DANAHER (the “Borrower”), promises to pay to the order of ALLIANCE BANK CORPORATION, a Virginia banking corporation, its successors and assigns (the “Lender”) with offices at 14200 Park Meadow Drive, Suite 200 South, Chantilly, Virginia 20151, or at such other address as the Lender shall specify in writing, in lawful money of the United States of America, the principal sum of ONE HUNDRED TWENTY FIVE THOUSAND AND 00/100 DOLLARS ($125,000.00) together with interest on the unpaid principal balance advanced at the rate and on the terms hereinafter provided, all without offset or deduction (including all modifications, amendments, substitutions, renewals or extensions hereof and allonges hereto, the “Note”).
     1. Definitions. The specified terms, as they may be used in this Note and unless otherwise defined herein, shall have the same meaning as defined in the Pledge Agreement (defined below):
          “Control” of a Person means (i) ownership, control, or power to vote 51% or more of any class of voting securities of such Person, directly or indirectly or acting through one or more other Persons; (ii) control in any manner over the election or appointment of a majority of the directors, trustees, managers or general partners (or individuals exercising similar functions) of such Person; (iii) the direct or indirect power to exercise a controlling influence over the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; or (iv) conditioning in any manner the transfer of 51% or more of any class of voting securities of such Person upon the transfer of 51% or more of any class of voting securities of another Person.
          “Party” shall mean and refer to the Borrower and any endorser or guarantor of this Note, any grantor or debtor giving security for this Note.
          “Person” shall mean and refer to an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization.
          “Pledge Agreement” shall mean that certain Security, Pledge and Escrow Agreement, dated as of the date hereof, by and between the Borrower and the Lender.
          “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement, dated as of the date hereof, by and between the Borrower, Oswald H. Skewes and the Lender and the other parties thereto.

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     2. Interest Rate. During the term of this Note and up to and including the Maturity Date (hereinafter defined), privilege is reserved to repay this Note without interest. The entire principal balance shall be due and payable on the Maturity Date.
     3. Payment and Maturity.
          (a) The entire principal balance of this Note (as such may be reduced in accordance with the terms of Section 2 the Stock Purchase Agreement), and all fees and costs reserved hereunder, shall be due and payable in full on February 15, 2014 (the “Maturity Date”).
          (b) All payments due under this Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. The making of any payment in other than immediately available funds, which the Lender, at its option elects to accept, shall be subject to collection, and interest shall continue to accrue until the funds by which payment is made are available to the Lender for its use.
     4. Prepayment. The Borrower may prepay the whole or any part of the outstanding indebtedness evidenced by this Note at any time prior to the Maturity Date without penalty or expense. Any partial prepayment shall be applied against the interest and costs due on this Note and then to the principal sum then outstanding.
     5. Application of Payments. For the purposes of computing interest on the debt evidenced by this Note, the principal sum outstanding shall be calculated on the basis of three hundred sixty (360) day calendar year with actual number of days elapsed in each month. Payments on this Note shall be applied first to late charges, reasonable costs of collection and enforcement, then to pay or to reimburse the Lender for any costs incurred or advances made by the Lender under a security or pledge agreement securing this Note, then to pay accrued and unpaid interest, and the remainder to pay principal then due and payable hereunder. Except in the case of manifest error, the Lender’s books and records shall be presumed correct as to the sums outstanding under this Note.
     6. Late Charge. In the event that this Note is not paid as scheduled on or before the Maturity Date, the Lender shall be entitled to collect a “late charge” in an amount equal to five percent (5.0% ) of the outstanding principal balance of this Note.
     7. Default and Acceleration.
          (a) Default. Each of the following events or conditions shall constitute an event of default under this Note (hereinafter “Default” or an “Event of Default”): (i) the failure to make any payment of principal or any other amount due under this Note when such payment is due; (ii) any default under the terms of the Pledge Agreement given by the Borrower to secure this Note; (iii) the merger, consolidation, reorganization, dissolution, of any Party; or the pledge, lease or other disposition of all or substantially all of the assets of any Party; (iv) any change, or any transaction which results or could result in a change in the Control of any Party; (v) any agreement or other document granting the Lender security for the payment of this Note shall cease for any reason to be in full force and effect as such security with the priority stated to be created thereby, or the grantor of such security shall contest the validity or enforceability of the security or deny that it has any further liability or obligation under such agreement or other document; (vi) any endorsement or guaranty of the payment of this Note shall cease for any reason to be in full force and effect or any endorser or guarantor shall contest the validity or enforceability of the endorsement or guaranty or deny that it has any further liability or obligation under the endorsement or guaranty; (vii) the legal or

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equitable title to the collateral securing this Note becomes vested in anyone or anything other than the Borrower without the Lender’s prior written consent; (viii) the filing of any inferior lien or secondary financing against the collateral securing this Note without the prior written consent of Lender; or (ix) if any Party dies or is incarcerated, or is adjudicated legally incompetent, unless within ninety (90) days of such Party’s death, incarceration or legal incompetency a substitute obligor or guarantor with a comparable or greater net worth (as in effect as of the date of this Note), or otherwise satisfactory to the Lender, assumes the obligations of such deceased, incarcerated or legally incompetent Party.
          (b) Acceleration Upon Default.
               (i) If Default be made under this Note, at the option of the Lender, the full amount remaining unpaid on this Note shall become immediately due and payable without presentment, demand or notice of any kind, and the Lender may exercise any or all remedies available to it under applicable law.
               (ii) Failure to exercise any of the options aforementioned or the failure to exercise any other option herein provided shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. Acceleration of maturity, once claimed by the Lender, may at its option be rescinded by an instrument in writing to that effect; however, the tender and acceptance of a partial payment or partial performance shall not, by itself, affect or rescind such acceleration of maturity.
          (c) Default Rate. In the event any payment due hereunder, including all payments due on the Maturity Date, is not paid when due (whether upon acceleration or otherwise), the entire principal balance shall start to bear interest from the date of this Note, until paid, at the rate of Twelve percent (12%) (the “Default Rate”). The Default Rate shall apply regardless of whether the Lender elects to accelerate the unpaid principal balance as a result of such Default. If judgment is entered against the Borrower on this Note, the amount of such judgment entered (which may include principal, interest, fees and costs) shall bear interest at such Default Rate as set forth above.
     8. Expenses of Collection, etc. In the event it shall become necessary to employ counsel to collect this obligation or to protect the security hereof, the Borrower shall pay to the Lender its reasonable attorney’s fees incurred, whether suit be brought or not, and all other costs and expenses reasonably connected with collection, the protection of the security, the defense of any counterclaim, the enforcement (including without limitation, as a part of any proceeding brought under the Bankruptcy Reform Act of 1978, as amended) of any remedies herein provided for, or provided for in this Note, the Pledge Agreement and the enforcement of any guaranty.
     9. Acceptance of Partial Payment. The acceptance by the Lender of a partial payment of any sum due under this Note, whether occurring before or after an Event of Default, shall not be deemed to cure the Borrower’s failure to pay such sum in full or to waive any of the Lender’s rights or remedies available on account of such Default. In addition, after the Lender has accelerated payment of this Note upon the occurrence of an Event of Default, the tender of payment of less than the entire principal amount of this Note,all interest thereon, late charges and other sums due hereunder, or the acceptance by the Lender of less than full payment thereof, shall not be deemed to have cured the Event of Default, to constitute a reinstatement of this Note or to waive any of the Lender’s rights and remedies reserved by this Note or provided by applicable law.
     10. Waivers, etc. The Borrower and each endorser, surety and guarantor hereof jointly and severally (i) waive presentment, demand, protest notice of dishonor and any and all other notices and

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demands whatsoever, (ii) waive, to the extent permitted by law, all exemptions, whether homestead or otherwise, as to the obligation evidenced by this Note, (iii) waive any right which they may have to require the Lender to proceed against any other Party or foreclose on any collateral given to secure the payment of this Note, (iv) agree that, without notice to any Party and without affecting any such party’s liability, the Lender, at any time or times, may grant extensions of the time for any payment due on this Note, release any such party from its obligation to make payments on this Note, permit the renewal of this Note or permit the substitution, exchange or release of any security or collateral for this Note, (v) waive any right they may have to require reinstatement of this Note after the occurrence of an Event of Default and (vi) waive, to the extent permitted by law, any right they may have to a trial by jury in any action or proceeding to enforce or collect this Note, whether such action or proceeding is instituted by the Lender, the Borrower or any other party.
     11. Confession of Judgment.
          (a) Upon the occurrence of an Event of Default, the Borrower hereby authorizes any attorney designated by the Lender or any clerk of any court of record, or the below designated attorney-in-fact or any successor named therefor to appear for the Borrower, or any of them, in any court of record and confess judgment against the Borrower, or any of them, without prior hearing, in favor of the Lender for, and in the amount of, the balance then due under the Note, all accrued and unpaid interest thereon, all other amounts payable by the Borrower to the Lender under the terms of this Note, costs of suit, and attorneys’ fees of twenty-five percent (25%) [of the principal amount of this Note]; provided however, that the Lender may not recover and collect from the Borrower attorneys’ fees in excess of its actual and reasonable attorneys’ fees finally incurred in acquiring judgment and collecting all sums due under this Note.
          (b) In the event that such judgment is to be confessed in the Commonwealth of Virginia, the Borrower, pursuant to Section 8.01-435 of the Code of Virginia, as amended, hereby irrevocably makes, constitutes, appoints and designates (and if the Borrower is an entity other than a natural person(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) V. Rick Nishanian of Fairfax, Virginia, and/or Randolph D. Frostick of Fauquier, Virginia, either of whom may individually act, as its duly constituted agent and attorney-in-fact (hereinafter referred to as the “Attorney-In-Fact”), which appointment shall be deemed to be coupled with an interest and shall not terminate upon the disability, insolvency or dissolution of the Borrower, to confess judgment against the Borrower (including all costs and reasonable attorney fees as set forth above), pursuant to the provisions hereof and the applicable provisions of the Code of Virginia, as amended, which judgment shall be confessed in the Clerk’s Office of the Circuit Court of Fairfax County, Virginia.
          (c) In addition to the foregoing and in the event the above referenced Attorney-In-Fact is unable to act, refuses to act or is disqualified from acting, the Borrower hereby irrevocably makes, constitutes, appoints and designates (and if the Borrower is an entity other than a natural person(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) the Lender, as the Borrower’s duly appointed agent and Attorney-In-Fact, with full right, power, privilege and authority to act on behalf of the Borrower, which power may be used from time to time by the Lender to designate such additional, substitute or alternate person(s) who may act as additional or substitute Attorney-in-Fact (the "Substitute Attorney-In-Fact”) or to designate such additional courts in Virginia or in other states, territories or jurisdictions in which by law judgment may be confessed against the Borrower. The Substitute Attorney-in-Fact shall have full power to confess judgment against the Borrower in accordance with the terms hereof, which designation shall be binding on the Borrower as if the said Substitute Attorney-In-Fact was originally designated herein by

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the Borrower. This power of attorney and appointment of the Substitute Attorney-In-Fact is irrevocable and coupled with an interest, and shall not terminate upon the disability, insolvency or dissolution of the Borrower.
          (d) The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as the Lender shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant; provided that such multiple actions shall not, in the aggregate, result in any judgment for an amount in excess of the full amount due by the Borrower hereunder.
     12. Cross Default. The Borrower hereby understands, acknowledges and agrees that any default hereunder, or under the terms and provisions of the Pledge Agreement provided to secure this Note, shall be deemed to constitute a default under the terms and provisions of any other then existing and outstanding loan indebtedness owing from the Borrower, and/or guarantors thereof, to the Lender (the “Other Affiliated Debt”); and a default under the terms and provisions of the Other Affiliated Debt shall be deemed by the Lender to constitute a default hereunder.
     13. Borrower Acknowledgements and Warranties. The Borrower represents, acknowledges, and warrants that the obligations evidenced by this Note are exclusively incurred for the purpose of carrying on a business, professional, investment or other commercial enterprise or activity, and that no part of the proceeds of the loan evidenced by this Note will be used for personal, family or household purposes. This Note provides for the making of a loan by Lender, in its capacity as a lender, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to Lender. The relationship between Lender and the Borrower is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. Nothing contained in this Note shall be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating the Lender to control Borrower or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Lender to Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Note. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Note, and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to Lender for credit and to execute and deliver this Note.
     14. Usury. It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws the Commonwealth of Virginia and the laws of the United States of America) then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the Lender (or, if this Note shall have been paid in full, refunded to the Borrower) and (ii) in the event that maturity of this Note is accelerated by reason of an election by the Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess

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interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if therefore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to the Borrower).
     15. Set-Off. The Lender will have the right, in addition to all other remedies permitted by law (including, without limitation, other rights of set-off), to set off the amount now or hereafter due under this Note or due under any other obligation of the Borrower to the Lender against any and all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower, without notice to or consent by the Borrower. In addition to the right of set-off, to secure the payment of this Note the Borrower assigns and grants to the Lender a security interest in all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower.
     16. Waiver of Jury Trial. The Borrower hereby (i) covenants and agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily, by the Borrower, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. The Lender is hereby authorized and requested to submit this Note to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the Borrower’s waiver of the right to jury trial. Further, the Borrower hereby certifies that no representative or agent of the Lender (including the Lender’s counsel) has represented, expressly or otherwise, to the Borrower that the Lender will not seek to enforce this waiver of right to jury trial provision.
     17. Due on Sale and on Encumbrance. NOTICE — THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE, CONVEYANCE OR FURTHER ENCUMBRANCE OF THE PROPERTY SECURED BY THE PLEDGE AGREEMENT. Lender may, at its option, declare immediately due and payable all sums due under this Note upon the sale, transfer or further encumbrance, without the Lender’s prior written consent, all of any part of the collateral securing this Note. A “sale, transfer or encumbrance” means the conveyance of collateral securing this Note or any right, title, or interest therein; whether legal, beneficial, or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, assignment, or transfer of any beneficial interest, mortgage or its equivalent, or by any other method of conveyance. If any grantor of collateral securing this Note is a corporation, partnership, or limited liability company, the term transfer shall also include the transfer of any partnership or limited liability company interest.
     18. Account Record. The Lender shall maintain records of the dates and amounts of payments of principal and interest, the date to which interest has been paid, accrued interest, the unpaid principal balance, and any other account information. Such records shall be maintained unilaterally by the Lender without notice to the Borrower and shall be presumed to be correct, provided, however, any failure of the Lender to maintain such records or any error therein or in any notice hereunder shall not in any manner affect the obligation of the Borrower to pay this Note in accordance with the terms hereof.
     19. Notice. All notices, demands, requests and other communications required pursuant to the provisions of this Note shall be in writing and shall be deemed to have been properly given or served for all purposes when presented personally or sent by United States Registered or Certified Mail — Return Receipt Requested, postage prepaid as follows:

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If to the Lender:	Copy to:

14200 Park Meadow Drive	Vanderpool, Frostick & Nishanian, P.C.
Suite 200 South	9200 Church Street, Suite 400
Chantilly, Virginia 20151	Manassas, Virginia 20110
Attention: Paul M. Harbolick, Jr., EVP & CFO	Attention: V. Rick Nishanian, Esq.

If to the Borrower:	Copy to:

Thomas P. Danaher	Kevin J. Kelley, P.C.
503 North Quaker Lane	4200 Evergreen Lane, Suite 313
Alexandria, Virginia 22304	Annandale, Virginia, 22003
Attention: Kevin J. Kelley
     20. Applicable Law. This Note shall be governed by the laws of the Commonwealth of Virginia.
     21. Jurisdiction; Venue. The Borrower (a) submits to personal jurisdiction in the Commonwealth of Virginia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Note, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the Commonwealth of Virginia for the purpose of litigation to enforce this Note, and (c) agrees that service of process may be made upon the Borrower as provided below or in any manner prescribed by applicable federal rules of civil procedure or by applicable local rules or laws of civil procedure for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.
     22. Service of Process. The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Borrower at the address set forth herein, or at such other address as the Borrower may furnish in writing to the Lender. The Borrower irrevocably agrees that such service shall be deemed in every respect to be effective service of process upon it in any such suit, action, or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this Section will limit the right of the Lender otherwise to bring proceedings against the Borrower, or any of them, in the courts of any other appropriate jurisdiction or jurisdictions.
     23. Successors and Assigns. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns.
     24. Amendments. This Note may only be amended, modified or supplemented by a writing signed by all the parties hereto. No modification or waiver of any provision of this Note shall be effective as against the Lender unless it is in writing and signed by the Lender, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

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     25. Severability. If any provision of this Note, or the application thereof in any circumstance, is deemed to be unenforceable, the remainder of this Note shall not be affected thereby and shall remain enforceable and in full force and effect.
     26. Collateral. This Note is secured by a Pledge Agreement of even date herewith encumbering all of Borrower’s interest in stock or shares in Alliance Insurance Agency, Inc.
     27. Time of The Essence. Time is of the essence with respect to all provisions of this Note.
     28. Miscellaneous. The nouns, pronouns, and verbs used in this Note shall be construed as being of such number and gender as the context may require. The headings used in this document are for ease of identification purposes only and are not to be construed to amend, modify or define any of its terms or provisions.
[Signature(s) and notary attestations on following page; remainder of this page is being left intentionally blank]

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     WITNESS the following signature(s) made under seal this 29th day of December, 2009.

BORROWER:

(Seal)

Thomas P. Danaher
COMMONWEALTH OF VIRGINIA
CITY OF MANASSAS, to-wit:
     I HEREBY CERTIFY, that on this 29th day of December, 2009, before me, a Notary Public of said jurisdiction, personally appeared Thomas P. Danaher, in his individual capacity, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument and acknowledged that he has executed the same for the purposes therein contained.
     WITNESS my hand and notarial seal.

Notary Public

My Commission Expires:
Notary Registration No.:

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VIRGINIA STATUTORY NOTICE UNDER SECTION 8.01-433.1
“IMPORTANT NOTICE — THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.”
TERM NOTE

$125,000.00	December 29, 2009
     FOR VALUE RECEIVED, the undersigned, THOMAS P. DANAHER (the “Borrower”), promises to pay to the order of ALLIANCE BANK CORPORATION, a Virginia banking corporation, its successors and assigns (the “Lender”) with offices at 14200 Park Meadow Drive, Suite 200 South, Chantilly, Virginia 20151, or at such other address as the Lender shall specify in writing, in lawful money of the United States of America, the principal sum of ONE HUNDRED TWENTY FIVE THOUSAND AND 00/100 DOLLARS ($125,000.00) together with interest on the unpaid principal balance advanced at the rate and on the terms hereinafter provided, all without offset or deduction (including all modifications, amendments, substitutions, renewals or extensions hereof and allonges hereto, the “Note”).
     1. Definitions. The specified terms, as they may be used in this Note and unless otherwise defined herein, shall have the same meaning as defined in the Pledge Agreement (defined below):
          “Control” of a Person means (i) ownership, control, or power to vote 51% or more of any class of voting securities of such Person, directly or indirectly or acting through one or more other Persons; (ii) control in any manner over the election or appointment of a majority of the directors, trustees, managers or general partners (or individuals exercising similar functions) of such Person; (iii) the direct or indirect power to exercise a controlling influence over the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; or (iv) conditioning in any manner the transfer of 51% or more of any class of voting securities of such Person upon the transfer of 51% or more of any class of voting securities of another Person.
          “Party” shall mean and refer to the Borrower and any endorser or guarantor of this Note, any grantor or debtor giving security for this Note.
          “Person” shall mean and refer to an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization.
          “Pledge Agreement” shall mean that certain Security, Pledge and Escrow Agreement, dated as of the date hereof, by and between the Borrower and the Lender.
          “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement, dated as of the date hereof, by and between the Borrower, Oswald H. Skewes and the Lender and the other parties thereto.

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     2. Interest Rate. During the term of this Note and up to and including the Maturity Date (hereinafter defined), privilege is reserved to repay this Note without interest. The entire principal balance shall be due and payable on the Maturity Date.
     3. Payment and Maturity.
          (a) The entire principal balance of this Note (as such may be reduced in accordance with the terms of Section 2 the Stock Purchase Agreement), and all fees and costs reserved hereunder, shall be due and payable in full on February 15, 2015 (the “Maturity Date”).
          (b) All payments due under this Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. The making of any payment in other than immediately available funds, which the Lender, at its option elects to accept, shall be subject to collection, and interest shall continue to accrue until the funds by which payment is made are available to the Lender for its use.
     4. Prepayment. The Borrower may prepay the whole or any part of the outstanding indebtedness evidenced by this Note at any time prior to the Maturity Date without penalty or expense. Any partial prepayment shall be applied against the interest and costs due on this Note and then to the principal sum then outstanding.
     5. Application of Payments. For the purposes of computing interest on the debt evidenced by this Note, the principal sum outstanding shall be calculated on the basis of three hundred sixty (360) day calendar year with actual number of days elapsed in each month. Payments on this Note shall be applied first to late charges, reasonable costs of collection and enforcement, then to pay or to reimburse the Lender for any costs incurred or advances made by the Lender under a security or pledge agreement securing this Note, then to pay accrued and unpaid interest, and the remainder to pay principal then due and payable hereunder. Except in the case of manifest error, the Lender’s books and records shall be presumed correct as to the sums outstanding under this Note.
     6. Late Charge. In the event that this Note is not paid as scheduled on or before the Maturity Date, the Lender shall be entitled to collect a “late charge” in an amount equal to five percent (5.0% ) of the outstanding principal balance of this Note.
     7. Default and Acceleration.
          (a) Default. Each of the following events or conditions shall constitute an event of default under this Note (hereinafter “Default” or an “Event of Default”): (i) the failure to make any payment of principal or any other amount due under this Note when such payment is due; (ii) any default under the terms of the Pledge Agreement given by the Borrower to secure this Note; (iii) the merger, consolidation, reorganization, dissolution, of any Party; or the pledge, lease or other disposition of all or substantially all of the assets of any Party; (iv) any change, or any transaction which results or could result in a change in the Control of any Party; (v) any agreement or other document granting the Lender security for the payment of this Note shall cease for any reason to be in full force and effect as such security with the priority stated to be created thereby, or the grantor of such security shall contest the validity or enforceability of the security or deny that it has any further liability or obligation under such agreement or other document; (vi) any endorsement or guaranty of the payment of this Note shall cease for any reason to be in full force and effect or any endorser or guarantor shall contest the validity or enforceability of the endorsement or guaranty or deny that it has any further liability or obligation under the endorsement or guaranty; (vii) the legal or

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equitable title to the collateral securing this Note becomes vested in anyone or anything other than the Borrower without the Lender’s prior written consent; (viii) the filing of any inferior lien or secondary financing against the collateral securing this Note without the prior written consent of Lender; or (ix) if any Party dies or is incarcerated, or is adjudicated legally incompetent, unless within ninety (90) days of such Party’s death, incarceration or legal incompetency a substitute obligor or guarantor with a comparable or greater net worth (as in effect as of the date of this Note), or otherwise satisfactory to the Lender, assumes the obligations of such deceased, incarcerated or legally incompetent Party.
          (b) Acceleration Upon Default.
               (i) If Default be made under this Note, at the option of the Lender, the full amount remaining unpaid on this Note shall become immediately due and payable without presentment, demand or notice of any kind, and the Lender may exercise any or all remedies available to it under applicable law.
               (ii) Failure to exercise any of the options aforementioned or the failure to exercise any other option herein provided shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. Acceleration of maturity, once claimed by the Lender, may at its option be rescinded by an instrument in writing to that effect; however, the tender and acceptance of a partial payment or partial performance shall not, by itself, affect or rescind such acceleration of maturity.
          (c) Default Rate. In the event any payment due hereunder, including all payments due on the Maturity Date, is not paid when due (whether upon acceleration or otherwise), the entire principal balance shall start to bear interest from the date of this Note, until paid, at the rate of Twelve percent (12%) (the “Default Rate”). The Default Rate shall apply regardless of whether the Lender elects to accelerate the unpaid principal balance as a result of such Default. If judgment is entered against the Borrower on this Note, the amount of such judgment entered (which may include principal, interest, fees and costs) shall bear interest at such Default Rate as set forth above.
     8. Expenses of Collection, etc. In the event it shall become necessary to employ counsel to collect this obligation or to protect the security hereof, the Borrower shall pay to the Lender its reasonable attorney’s fees incurred, whether suit be brought or not, and all other costs and expenses reasonably connected with collection, the protection of the security, the defense of any counterclaim, the enforcement (including without limitation, as a part of any proceeding brought under the Bankruptcy Reform Act of 1978, as amended) of any remedies herein provided for, or provided for in this Note, the Pledge Agreement and the enforcement of any guaranty.
     9. Acceptance of Partial Payment. The acceptance by the Lender of a partial payment of any sum due under this Note, whether occurring before or after an Event of Default, shall not be deemed to cure the Borrower’s failure to pay such sum in full or to waive any of the Lender’s rights or remedies available on account of such Default. In addition, after the Lender has accelerated payment of this Note upon the occurrence of an Event of Default, the tender of payment of less than the entire principal amount of this Note, all interest thereon, late charges and other sums due hereunder, or the acceptance by the Lender of less than full payment thereof, shall not be deemed to have cured the Event of Default, to constitute a reinstatement of this Note or to waive any of the Lender’s rights and remedies reserved by this Note or provided by applicable law.
     10. Waivers, etc. The Borrower and each endorser, surety and guarantor hereof jointly and severally (i) waive presentment, demand, protest notice of dishonor and any and all other notices and

Danaher	Deferred Revenue Note No. 5-$125,000.00

demands whatsoever, (ii) waive, to the extent permitted by law, all exemptions, whether homestead or otherwise, as to the obligation evidenced by this Note, (iii) waive any right which they may have to require the Lender to proceed against any other Party or foreclose on any collateral given to secure the payment of this Note, (iv) agree that, without notice to any Party and without affecting any such party’s liability, the Lender, at any time or times, may grant extensions of the time for any payment due on this Note, release any such party from its obligation to make payments on this Note, permit the renewal of this Note or permit the substitution, exchange or release of any security or collateral for this Note, (v) waive any right they may have to require reinstatement of this Note after the occurrence of an Event of Default and (vi) waive, to the extent permitted by law, any right they may have to a trial by jury in any action or proceeding to enforce or collect this Note, whether such action or proceeding is instituted by the Lender, the Borrower or any other party.
     11. Confession of Judgment.
          (a) Upon the occurrence of an Event of Default, the Borrower hereby authorizes any attorney designated by the Lender or any clerk of any court of record, or the below designated attorney-in-fact or any successor named therefor to appear for the Borrower, or any of them, in any court of record and confess judgment against the Borrower, or any of them, without prior hearing, in favor of the Lender for, and in the amount of, the balance then due under the Note, all accrued and unpaid interest thereon, all other amounts payable by the Borrower to the Lender under the terms of this Note, costs of suit, and attorneys’ fees of twenty-five percent (25%) [of the principal amount of this Note]; provided however, that the Lender may not recover and collect from the Borrower attorneys’ fees in excess of its actual and reasonable attorneys’ fees finally incurred in acquiring judgment and collecting all sums due under this Note.
          (b) In the event that such judgment is to be confessed in the Commonwealth of Virginia, the Borrower, pursuant to Section 8.01-435 of the Code of Virginia, as amended, hereby irrevocably makes, constitutes, appoints and designates (and if the Borrower is an entity other than a natural person(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) V. Rick Nishanian of Fairfax, Virginia, and/or Randolph D. Frostick of Fauquier, Virginia, either of whom may individually act, as its duly constituted agent and attorney-in-fact (hereinafter referred to as the “Attorney-In-Fact”), which appointment shall be deemed to be coupled with an interest and shall not terminate upon the disability, insolvency or dissolution of the Borrower, to confess judgment against the Borrower (including all costs and reasonable attorney fees as set forth above), pursuant to the provisions hereof and the applicable provisions of the Code of Virginia, as amended, which judgment shall be confessed in the Clerk’s Office of the Circuit Court of Fairfax County, Virginia.
          (c) In addition to the foregoing and in the event the above referenced Attorney-In-Fact is unable to act, refuses to act or is disqualified from acting, the Borrower hereby irrevocably makes, constitutes, appoints and designates (and if the Borrower is an entity other than a natural person(s), hereby certifies that a duly authorized resolution is in effect making, constituting and appointing) the Lender, as the Borrower’s duly appointed agent and Attorney-In-Fact, with full right, power, privilege and authority to act on behalf of the Borrower, which power may be used from time to time by the Lender to designate such additional, substitute or alternate person(s) who may act as additional or substitute Attorney-in-Fact (the “Substitute Attorney-In-Fact”) or to designate such additional courts in Virginia or in other states, territories or jurisdictions in which by law judgment may be confessed against the Borrower. The Substitute Attorney-in-Fact shall have full power to confess judgment against the Borrower in accordance with the terms hereof, which designation shall be binding on the Borrower as if the said Substitute Attorney-In-Fact was originally designated herein by

Danaher	Deferred Revenue Note No. 5-$125,000.00

the Borrower. This power of attorney and appointment of the Substitute Attorney-In-Fact is irrevocable and coupled with an interest, and shall not terminate upon the disability, insolvency or dissolution of the Borrower.
          (d) The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as the Lender shall deem necessary or desirable, for all of which this Note shall be a sufficient warrant; provided that such multiple actions shall not, in the aggregate, result in any judgment for an amount in excess of the full amount due by the Borrower hereunder.
     12. Cross Default. The Borrower hereby understands, acknowledges and agrees that any default hereunder, or under the terms and provisions of the Pledge Agreement provided to secure this Note, shall be deemed to constitute a default under the terms and provisions of any other then existing and outstanding loan indebtedness owing from the Borrower, and/or guarantors thereof, to the Lender (the “Other Affiliated Debt”); and a default under the terms and provisions of the Other Affiliated Debt shall be deemed by the Lender to constitute a default hereunder.
     13. Borrower Acknowledgements and Warranties. The Borrower represents, acknowledges, and warrants that the obligations evidenced by this Note are exclusively incurred for the purpose of carrying on a business, professional, investment or other commercial enterprise or activity, and that no part of the proceeds of the loan evidenced by this Note will be used for personal, family or household purposes. This Note provides for the making of a loan by Lender, in its capacity as a lender, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to Lender. The relationship between Lender and the Borrower is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. Nothing contained in this Note shall be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating the Lender to control Borrower or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Lender to Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Note. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Note, and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to Lender for credit and to execute and deliver this Note.
     14. Usury. It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws the Commonwealth of Virginia and the laws of the United States of America) then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the Lender (or, if this Note shall have been paid in full, refunded to the Borrower) and (ii) in the event that maturity of this Note is accelerated by reason of an election by the Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess

Danaher	Deferred Revenue Note No. 5-$125,000.00

interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if therefore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to the Borrower).
     15. Set-Off. The Lender will have the right, in addition to all other remedies permitted by law (including, without limitation, other rights of set-off), to set off the amount now or hereafter due under this Note or due under any other obligation of the Borrower to the Lender against any and all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower, without notice to or consent by the Borrower. In addition to the right of set-off, to secure the payment of this Note the Borrower assigns and grants to the Lender a security interest in all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Lender to the credit or for the account of the Borrower.
     16. Waiver of Jury Trial. The Borrower hereby (i) covenants and agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily, by the Borrower, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. The Lender is hereby authorized and requested to submit this Note to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the Borrower’s waiver of the right to jury trial. Further, the Borrower hereby certifies that no representative or agent of the Lender (including the Lender’s counsel) has represented, expressly or otherwise, to the Borrower that the Lender will not seek to enforce this waiver of right to jury trial provision.
     17. Due on Sale and on Encumbrance. NOTICE — THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE, CONVEYANCE OR FURTHER ENCUMBRANCE OF THE PROPERTY SECURED BY THE PLEDGE AGREEMENT. Lender may, at its option, declare immediately due and payable all sums due under this Note upon the sale, transfer or further encumbrance, without the Lender’s prior written consent, all of any part of the collateral securing this Note. A “sale, transfer or encumbrance” means the conveyance of collateral securing this Note or any right, title, or interest therein; whether legal, beneficial, or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, assignment, or transfer of any beneficial interest, mortgage or its equivalent, or by any other method of conveyance. If any grantor of collateral securing this Note is a corporation, partnership, or limited liability company, the term transfer shall also include the transfer of any partnership or limited liability company interest.
     18. Account Record. The Lender shall maintain records of the dates and amounts of payments of principal and interest, the date to which interest has been paid, accrued interest, the unpaid principal balance, and any other account information. Such records shall be maintained unilaterally by the Lender without notice to the Borrower and shall be presumed to be correct, provided, however, any failure of the Lender to maintain such records or any error therein or in any notice hereunder shall not in any manner affect the obligation of the Borrower to pay this Note in accordance with the terms hereof.
     19. Notice. All notices, demands, requests and other communications required pursuant to the provisions of this Note shall be in writing and shall be deemed to have been properly given or served for all purposes when presented personally or sent by United States Registered or Certified Mail — Return Receipt Requested, postage prepaid as follows:

Danaher	Deferred Revenue Note No. 5-$125,000.00

If to the Lender:	Copy to:

14200 Park Meadow Drive	Vanderpool, Frostick & Nishanian, P.C.
Suite 200 South	9200 Church Street, Suite 400
Chantilly, Virginia 20151	Manassas, Virginia 20110
Attention: Paul M. Harbolick, Jr., EVP & CFO	Attention: V. Rick Nishanian, Esq.

If to the Borrower:	Copy to:

Thomas P. Danaher	Kevin J. Kelley, P.C.
503 North Quaker Lane	4200 Evergreen Lane, Suite 313
Alexandria, Virginia 22304	Annandale, Virginia, 22003
Attention: Kevin J. Kelley
     20. Applicable Law. This Note shall be governed by the laws of the Commonwealth of Virginia.
     21. Jurisdiction; Venue. The Borrower (a) submits to personal jurisdiction in the Commonwealth of Virginia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Note, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the Commonwealth of Virginia for the purpose of litigation to enforce this Note, and (c) agrees that service of process may be made upon the Borrower as provided below or in any manner prescribed by applicable federal rules of civil procedure or by applicable local rules or laws of civil procedure for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.
     22. Service of Process. The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Borrower at the address set forth herein, or at such other address as the Borrower may furnish in writing to the Lender. The Borrower irrevocably agrees that such service shall be deemed in every respect to be effective service of process upon it in any such suit, action, or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this Section will limit the right of the Lender otherwise to bring proceedings against the Borrower, or any of them, in the courts of any other appropriate jurisdiction or jurisdictions.
     23. Successors and Assigns. This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective heirs, personal representatives, successors and assigns.
     24. Amendments. This Note may only be amended, modified or supplemented by a writing signed by all the parties hereto. No modification or waiver of any provision of this Note shall be effective as against the Lender unless it is in writing and signed by the Lender, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

Danaher	Deferred Revenue Note No. 5-$125,000.00

     25. Severability. If any provision of this Note, or the application thereof in any circumstance, is deemed to be unenforceable, the remainder of this Note shall not be affected thereby and shall remain enforceable and in full force and effect.
     26. Collateral. This Note is secured by a Pledge Agreement of even date herewith encumbering all of Borrower’s interest in stock or shares in Alliance Insurance Agency, Inc.
     27. Time of The Essence. Time is of the essence with respect to all provisions of this Note.
     28. Miscellaneous. The nouns, pronouns, and verbs used in this Note shall be construed as being of such number and gender as the context may require. The headings used in this document are for ease of identification purposes only and are not to be construed to amend, modify or define any of its terms or provisions.
[Signature(s) and notary attestations on following page; remainder of this page is being left intentionally blank]

Danaher	Deferred Revenue Note No. 5-$125,000.00

     WITNESS the following signature(s) made under seal this 29th day of December, 2009.

BORROWER:

(Seal)
Thomas P. Danaher
COMMONWEALTH OF VIRGINIA
CITY OF MANASSAS, to-wit:
     I HEREBY CERTIFY, that on this 29th day of December, 2009, before me, a Notary Public of said jurisdiction, personally appeared Thomas P. Danaher, in his individual capacity, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument and acknowledged that he has executed the same for the purposes therein contained.
     WITNESS my hand and notarial seal.

Notary Public
My Commission Expires: _____________________
Notary Registration No.: _____________________

Danaher	Deferred Revenue Note No. 5-$125,000.00

SECURITY, PLEDGE AND ESCROW AGREEMENT
     THIS SECURITY, PLEDGE AND ESCROW AGREEMENT (this “Agreement”) is made and entered into on December 29, 2009, by and between THOMAS P. DANAHER (the “Debtor”), ALLIANCE INSURANCE AGENCY, INC., a Virginia corporation (the “Company”), ALLIANCE BANK CORPORATION, a Virginia banking corporation (“Secured Party”), and VANDERPOOL, FROSTICK & NISHANIAN, P.C. (the “Custodian”).
RECITALS:
     WHEREAS, on the date of this Agreement, Debtor is purchasing or has purchased 9,800 of the outstanding shares of capital stock of the Company pursuant to the Stock Purchase Agreement dated as of December 29, 2009, among the Secured Party, as seller, and the Debtor and Oswald H. Skewes (“Skewes”), together as purchaser (the “Stock Purchase Agreement”); and
     WHEREAS, this Agreement is being made to secure Debtor’s obligations to Secured Party under the Note described in Section 2(b)(ii) of the Stock Purchase Agreement and five (5) separate Deferred Revenue Notes described in Section 2(b)(iii) of the Stock Purchase Agreement; and
     WHEREAS, pursuant to Section 2(f) of the Stock Purchase Agreement, as an integral part of the transactions between the Debtor and the Secured Party, and for certain good and valuable consideration, the receipt, adequacy, and legal sufficiency of which are hereby acknowledged, Debtor, the Company and Secured Party, intending to be legally bound, hereby agree as follows:
     1. Capitalized Terms. All capitalized terms used in this Agreement that are not defined herein shall have the meanings given to them in the Stock Purchase Agreement.
     2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), Debtor hereby pledges and assigns to Secured Party, and grants to Secured Party a continuing purchase money security interest in, the following (the “Pledged Collateral”):
          (a) Nine thousand Eight Hundred (9,800) shares of the common capital stock of the Company (the “Pledged Shares”), which Debtor purchased from Secured Party pursuant to the Stock Purchase Agreement (which Pledged Shares, along with 200 shares purchased by Skewes and not being pledged hereby, constitute all the issued and outstanding shares of capital stock of the Company), the certificates representing the Pledged Shares (as identified on Exhibit “A” hereto attached), together with the stock power attached thereto and executed in blank in the form attached hereto as Exhibit “B”, all options and other rights, contractual or otherwise, with respect thereto, and all dividends, cash, instruments and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;
          (b) All other shares or other equity securities of the Company, or any options, warrants or other instruments of any kind or nature creating or evidencing any right to acquire equity securities of the Company, issued after the date hereof; and
          (c) All proceeds of any and all of the foregoing;
in each case, whether now owned or hereafter acquired by Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Creditor: Alliance Bank	Security, Pledge & Security Agreement
Debtor: Danaher

     3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively the “Obligations”):
          (a) The prompt payment, as and when due and payable, of all amounts from time to time owing under or pursuant to the terms of that certain Term Note dated December 29, 2009, in the principal sum of Six Hundred Fifty Thousand and 00/100 Dollars ($625,000.00), executed by Debtor to the order of Secured Party (the “Term Note”), or under and pursuant to any and all renewals, modifications, or extensions of the Term Note, in whole or in part;
          (b) The prompt payment, as and when due and payable, of all amounts from time to time owing under or pursuant to the terms of that certain five (5) separate Term Notes, each dated as of December 29, 2009, in the principal sum of One Hundred Twenty Five Thousand and00/100 Dollars ($125,000.00) each, executed by Debtor to the order of Secured Party (each a “Deferred Revenue Note” and together hereinafter the “Deferred Revenue Notes”), or under and pursuant to any and all renewals, modifications, or extensions of the Note, in whole or in part; and
          (c) The due performance and observance by Debtor of all of its respective obligations and undertakings under or pursuant to this Agreement.
The Term Note and the Deferred Revenue Notes are hereinafter collectively referred to as the “Notes”.
     4. Delivery of the Pledged Collateral.
          (a) Upon the execution and delivery of this Agreement, all certificates representing the Pledged Shares shall be delivered to the Custodian, acting as custodian for the Secured Party, to hold said certificates in escrow for the benefit of Secured Party in accordance with the terms herein. All other certificates and instruments constituting Pledged Collateral from time to time, shall be delivered promptly upon receipt thereof by or on behalf of Debtor, to the Custodian, to hold same in escrow for the benefit of the Secured Party in accordance with the terms hereof. All such certificates and instruments shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party and Custodian.
          (b) Upon receipt, Custodian shall immediately deposit and hold the certificates representing the Pledged Shares, together with any other certificates or instruments constituting Pledged Collateral from time to time received by Custodian, as custodian for Secured Creditor pursuant to Section 4(a), in a safe deposit box maintained at a financial institution located in and dully licensed by the Commonwealth of Virginia (the “Custodian Deposit Box”).
          (c) Until such time as the Pledged Collateral is to be released by Custodian in accordance with the terms hereof, Custodian shall at all times maintain the Pledged Collateral in the Custodian Deposit Box, or at another office or location in the Commonwealth of Virginia, at a location and with a custodian reasonable acceptable to both Secured Party and Debtor.
          (d) Custodian acknowledges that with respect to the Pledged Collateral, it is not acting as a securities intermediary as that term is defined in Va. Code §8.8A-102(14).
     5. Representations and Warranties. Debtor represents and warrants as follows:
          (a) The Pledged Shares are as duly authorized and validly issued and fully paid and

Creditor: Alliance Bank	Security, Pledge & Security Agreement
Debtor: Danaher

non-assessable as they were in the hands of Secured Party.
          (b) Debtor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest or other charge or encumbrance created by or in the right of Debtor except for the security interest created by this Agreement.
          (c) The exercise by Secured Party of its rights and remedies hereunder will not contravene any legal requirement or any contract binding on or affecting Debtor or any of its properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.
          (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge hereunder by Debtor of, or the grant by Debtor of the security interest created hereby in, the Pledged Collateral or (ii) except as may be required by laws affecting the offering and sale of securities generally, for the exercise by Secured Party of its rights and remedies hereunder.
          (e) This Agreement creates a valid security interest in favor of Secured Party in the Pledged Collateral, and Debtor has not and will not grant in favor of any other person or entity a lien upon or a security interest in the Pledged Collateral;
     6. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding, Debtor and the Company will, and Debtor will cause the Company to, unless Secured Party shall otherwise consent in writing:
          (a) at Debtor’s expense, defend Secured Party’s right, title and security interest in and to the Pledged Collateral against any person or entity claiming pursuant to any lien, security interest or other charge or encumbrance created by or in the right of Debtor;
          (b) at Debtor’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Secured Party may request in order to (i) perfect and protect the security interest created or purported to be created hereby; (ii) enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral; or (iii) otherwise effect the purposes of this Agreement;
          (c) not sell, assign, exchange or otherwise dispose of any of the Pledged Collateral, or any interest therein;
          (d) not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral created by or in the right of Debtor except for the pledge hereunder and the security interest created hereby;
          (e) not sell, assign, exchange or otherwise transfer any material assets of the Company, other than in the Ordinary Course of Business and for value;
          (f) not make any payment of dividends or other distribution in respect of the Pledged Collateral;
          (g) not enter into any Contract with Debtor or any Person related to Debtor other than in the Ordinary Course of Business and on terms which are no less favorable to the Company than

Creditor: Alliance Bank	Security, Pledge & Security Agreement
Debtor: Danaher

would be obtained in a comparable arms-length transaction with an unrelated third party;
          (h) not issue any additional shares or other equity securities of the Company, or any options, warrants or other instruments of any kind or nature creating or evidencing any right to acquire equity securities of the Company, or otherwise alter the capital structure of the Company, except to the extent that such additional shares, securities or instruments creating any right to acquire such shares or securities are included among the Pledged Collateral (such that at all times hereafter, until the Notes have been paid in full, the Pledged Collateral shall include 100% of the equity interests of the Company);
          (i) not cause or permit the Company to become a guarantor of the indebtedness of any other Person;
          (j) not cause or permit the Company to incur any indebtedness other than indebtedness of the Company outstanding as of the Closing (“Existing Indebtedness”), other than (i) in the Ordinary Course of Business, (ii) in connection with the acquisition of material assets or (iii) any refinancing of Existing Indebtedness;
          (k) not cause or permit the Company to merge or consolidate with any other Person;
          (l) not cause or suffer the Company to otherwise end its corporate existence;
          (m) amend the Company’s articles of incorporation, bylaws or other governing documents to amend in any manner the rights and privileges of the Pledged Shares;
          (n) not commence any Proceeding relating to the Company under or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”); and
          (o) not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party’s security interest in any Pledged Collateral.
          In addition, so long as any of the Obligations shall remain outstanding, Debtor and the Company will, and Debtor will cause the Company to, give Secured Party prior written notice and a reasonable opportunity to confer with Debtor and the Company before taking any other action that will, or would reasonably be expected to, have a material adverse effect on the Company or its business, assets, properties, personnel, operations, performance, financial condition or prospects; provided, the Secured Party acknowledges and agrees that it shall have no right to approve or disapprove any such action except to the extent expressly set forth above.
     7. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.
          (a) Prior to the occurrence of an Event of Default (as defined in Section 9 hereof):
               (i) Debtor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement;
               (ii) Debtor may receive and retain any and all dividends (to the extent permitted to be paid pursuant to Section 6(f) hereof) or interest paid in respect of the Pledged Collateral; provided, however, that any and all:

Creditor: Alliance Bank	Security, Pledge & Security Agreement
Debtor: Danaher

                    (1) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral,
                    (2) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral, and
                    (3) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral shall be, and shall forthwith be delivered to Custodian to hold in escrow as Pledged Collateral for the benefit of Secured Party, and shall be forthwith delivered to Custodian in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Custodian in escrow for the benefit of Secured Party as Pledged Collateral and as further collateral security for the Obligations; and
               (iii) Secured Party will execute and deliver (or cause to be executed and delivered) to Debtor all such proxies and other instruments as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a).
          (b) Upon the occurrence of an Event of Default (as defined in Section 9 hereof):
               (i) all rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection (a) of this Section 7 shall cease, and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right to exercise such voting and other consensual rights, and to receive such dividend payments (and Debtor covenants and agrees thereupon, if requested by Secured Party, to deliver to Secured Party irrevocable proxies with respect to the Pledged Collateral);
               (ii) without limiting the generality of the foregoing, (A) any or all of the Pledged Collateral held by Custodian in escrow for the benefit of Secured Party hereunder, at the option of Secured Party, may be registered in the name of Secured Party or its nominee, and (B) Secured Party at its option may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other adjustment of Company, or upon the exercise by Company of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine.
     8. Additional Provisions Concerning the Pledged Collateral. Debtor hereby agrees to take any action and to execute any instruments which may be necessary or advisable to accomplish the purposes of this Agreement.
     9. Events of Default. The occurrence of any one or more of the following events with respect to Debtor shall constitute an event of default hereunder (an “Event of Default”):
          (a) Any default in the full and prompt payment of the Notes, when due, or any part of any indebtedness or obligation constituting part of the Obligations hereunder if such default is not cured within the applicable cure period; or

Creditor: Alliance Bank	Security, Pledge & Security Agreement
Debtor: Danaher

          (b) Any default by Debtor in the full, faithful and prompt payment or performance of any covenant, agreement, liability, obligation, condition or undertaking on its part to be paid, met, kept, observed or performed pursuant to the provisions hereof or of any other instrument or document now or hereafter securing all or any part of the Obligations hereunder if such default is not cured within the applicable cure period; or
          (c) Any representation or warranty by Debtor set out herein shall prove to be false or misleading in any material respect as of the time made.
          (d) If, pursuant to or within the meaning of any bankruptcy law, Debtor or the Company (A) commences a voluntary bankruptcy proceeding, (B) consents to the entry of an order for relief against it in an involuntary bankruptcy proceeding, (C) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official, (D) makes an assignment for the benefit of its creditors, or (E) admits in writing its inability to pay its debts as they become due; or
          (e) If a court of competent jurisdiction enters an order under any bankruptcy law that (A) is for relief against Debtor or the Company in an involuntary bankruptcy proceeding, (B) appoints a trustee, receiver, assignee, liquidator or similar official for Debtor or substantially all of Debtor’s or the Company’s properties, or (C) orders the liquidation of Debtor or the Company, and in each case the order is not dismissed within fifty business days.
     10. Notice Upon Default. Debtor shall notify Secured Party and Custodian in writing within five (5) Business Days after the occurrence of any Event of Default of which Debtor acquires actual knowledge.
     11. Remedies Upon Default. Upon the occurrence of an Event of Default, Custodian shall be authorized to deliver the Pledged Collateral to Secured Party within five (5) Business Days after receiving a written request therefor from Secured Party (which request shall state that an Event of Default has occurred as defined in this Agreement, and that Secured Party has given a copy of such request to Debtor):
          (a) Secured Party may (i) exercise in respect of the Pledged Collateral, in addition to any and all rights available to it under any applicable legal requirement, all of the rights and remedies available to it under any document securing or guaranteeing the Obligations; and (ii) without limiting the generality of the foregoing and upon reasonable notification to Debtor, sell the Pledged Collateral or any part thereof at public or private sale at such price or prices and on such other terms as Secured Party may deem commercially reasonable.
          (b) All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Party pursuant to Section 11 hereof) in whole or in part by Secured Party against, all or any part of the Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all of the Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus as determined by a court of competent jurisdiction.
     12. Notices, Etc. All notices, consents, waivers, and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (1) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid);

Creditor: Alliance Bank	Security, Pledge & Security Agreement
Debtor: Danaher

(2) sent by facsimile or e-mail with confirmation by telephone call; or (3) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

If to the Secured Party:	Copy to:

14200 Park Meadow Drive	Vanderpool, Frostick & Nishanian, P.C.
Suite 200 South	9200 Church Street, Suite 400
Chantilly, Virginia 20151	Manassas, Virginia 20110
Attention: Paul M. Harbolick, Jr., EVP & CFO	Attention: V. Rick Nishanian, Esq.

If to the Debtor or the Company:	Copy to:

c/o Thomas P. Danaher	Kevin J. Kelley, P.C.
503 North Quaker Lane	4200 Evergreen Lane, Suite 313
Alexandria, Virginia 22304	Annandale, Virginia, 22003
Attention: Kevin J. Kelley

If to Custodian:

Vanderpool, Frostick & Nishanian, P.C.
9200 Church Street, Suite 400
Manassas, Virginia 20110
Attention: V. Rick Nishanian, Esq.
     13. Duties, Rights and Protections of Custodian.
          (a) Neither Secured Party nor Custodian shall be under any duty to give the Pledged Collateral any greater degree of care than it gives its own similar property and shall not be required to invest any of the Pledged Collateral except as directed in this Agreement.
          (b) Neither Secured Party nor Custodian shall be liable for any actions or omissions of the other with respect to their duties as set forth herein. Neither Secured Party nor Custodian shall be liable for its own actions or omissions hereunder, except for its own gross negligence or willful misconduct. Without limiting the foregoing, Custodian in no event shall be liable in connection with its investment or reinvestment of the Pledged Collateral in good faith and in accordance with the terms hereof, including, without limitation, any liability for any delay (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Pledged Collateral or any loss of interest incident to any such delay.
          (c) Except with respect to claims based upon gross negligence or willful misconduct that are successfully asserted against Custodian, both Debtor and Secured Party shall jointly and severally indemnify and hold harmless Custodian from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees, expenses and disbursements, arising from this Agreement. Debtor and Secured Party shall bear equally the costs of any such indemnification of Custodian.
          (d) Custodian shall be entitled to rely upon any writ, order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine

Creditor: Alliance Bank	Security, Pledge & Security Agreement
Debtor: Danaher

the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Custodian may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice, make any statement, or execute any document in connection with the provisions of this Agreement has been duly authorized to do so. Custodian may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Custodian on behalf of that party, unless written notice to the contrary is delivered to Custodian.
          (e) Custodian may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.
          (f) Custodian makes any representation as to the validity, value, genuineness or collectability of any securities or other property held by or delivered to it hereunder.
          (g) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Pledged Collateral, or in the event that Custodian (if Custodian has physical possession of Pledged Collateral) is in doubt as to what action it should take hereunder, Custodian (if Custodian has physical possession of Pledged Collateral) shall be entitled to retain the Pledged Collateral until Custodian (if it has physical possession of Pledged Collateral) shall have received (1) a final, nonappealable order of a court of competent jurisdiction directing payment of the Pledged Collateral (or portion thereof), accompanied by a legal opinion by counsel for the presenting party satisfactory to Custodian (if Custodian has physical possession of Pledged Collateral), as applicable, to the effect that such order is final and nonappealable, (2) an arbitration award issued pursuant to an American Arbitration Association (“A.A.A.”) arbitration, naming Debtor and Secured Party as parties thereto, directing delivery of the Pledged Collateral (or portion thereof) accompanied by a certified copy of a court order confirming such award, or (3) a written agreement executed by the other parties hereto directing delivery of the Pledged Collateral (or portion thereof), in which event Custodian (if Custodian has physical possession of Pledged Collateral) shall deliver the Pledged Collateral (or portion thereof) in accordance with such order or agreement. Custodian shall act on any such court order and legal opinion or any such agreement without further question.
          (h) Notwithstanding any other term or provision contained herein, in the event of a dispute between the Debtor and the Secured Party with respect to the Pledged Collateral, the Custodian may, by means of an interpleader action or any other appropriate method, interplead and deposit the Pledged Collateral with the Circuit Court of Fairfax County, Virginia, for holding and disposition in accordance with the instructions of such court. Upon deposit of the Pledged Collateral with the court, the Custodian shall be relieved of any further obligation and duty under this Agreement.
          (i) No printed or other matter (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Custodian’s name or the rights, powers or duties of Custodian shall be issued by the other parties hereto or on such parties’ behalf unless Custodian shall first have given its specific written consent thereto.
          (j) No party to this Agreement shall be liable to any other party for losses arising out of, or the inability to perform its obligation under the terms of this Agreement due to, acts of God, which shall include, but not be limited to, fire, floods, strikes, mechanical failure, war, riot, nuclear accident, earthquake, terror attack, computer piracy, cyber-terrorism, or any other act beyond the control of the parties hereto.

Creditor: Alliance Bank	Security, Pledge & Security Agreement
Debtor: Danaher

          (k) Custodian shall have the right, in its sole discretion, not to accept appointment as escrow agent and to reject funds and collateral from any party in the event that Custodian has reason to believe that such funds or collateral violate applicable banking practices or applicable legal requirements, including, but not limited to, the Patriot Act. In the event of suspicious or illegal activity and pursuant to all legal requirements, the other parties to this Agreement shall assist Custodian and comply with any reviews, investigations and examinations directed against the Pledged Collateral.
          (l) This Agreement expressly sets forth all the duties of Custodian with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Custodian. Custodian shall be bound by the provisions of any agreement between the other parties hereto except this Agreement.
          (m) The provisions of this Section 13 shall survive any termination of the escrow created pursuant to this Agreement or the resignation of Custodian.
          (n) By executing this Agreement, Custodian acknowledge that it shall hold possession of the Pledged Collateral for the Secured Party’s benefit.
     14. Compensation of Custodian. Secured Party shall pay Custodian compensation (as payment in full) for the services to be rendered by Custodian hereunder in accordance with separate agreement entered into by and between the Custodian and the Secured Party. Secured Party also shall reimburse Custodian for all reasonable out-of-pocket expenses incurred by Custodian in the performance of its duties hereunder, including reasonable attorney’s fees and expenses.
     15. Miscellaneous.
          (a) Entire Agreement. This Agreement supersedes all prior negotiations, understandings, agreements, representations, warranties, and courses of conduct and dealing, whether written or oral, between the parties with respect to its subject matter. This Agreement constitutes a complete and exclusive statement of the terms and conditions of the agreement between the parties with respect to its subject matter.
          (b) Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.
          (c) Waiver. To the maximum extent permitted by applicable Legal Requirements, no claim or right arising from this Agreement can be discharged by a party, in whole or in part, by a waiver of the claim or right unless such waiver is in writing and is signed by the waiving party, and no waiver that may be given by a party shall be applicable except in the specific instance for which it is given.
          (d) Amendment. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by all of the parties.
          (e) Assignment; Successors. This Agreement shall be binding on Debtor and its heirs, successors and permitted assigns and shall inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without

Creditor: Alliance Bank	Security, Pledge & Security Agreement
Debtor: Danaher

limiting the generality of the foregoing, Secured Party may assign or otherwise transfer all or part of its rights to all or any part of the Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all of the benefits in respect thereof granted to Secured Party herein or otherwise. None of the rights or obligations of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party.
          (f) Severability. If a court of competent jurisdiction holds that any provision of this Agreement or portion thereof is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid or enforceable. If such court does not modify any such provision or portion thereof as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision or portion thereof shall be severed from this Agreement, this Agreement and the rights and obligations of the parties shall be construed as if this Agreement did not contain such severed provision or portion thereof, and this Agreement otherwise shall remain in full force and effect.
          (g) Construction. The headings of sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation.
          (h) Governing Law. This Agreement and any Proceeding arising from this Agreement shall be governed by, construed under, and enforced in accordance with the laws of the Commonwealth of Virginia in effect from time to time without regard to conflicts-of-laws principles that would require the application of any other law.
          (i) Arbitration. Except where the relief sought is equitable in whole or in part (including, without limitation, specific performance and injunctive relief), all disputes, claims and controversies between the parties arising from this Agreement that are not resolved by mutual agreement between the parties shall be resolved solely and exclusively by binding arbitration before the A.A.A.
          (j) Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.
          (k) Satisfaction of Obligations. Upon payment and satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to Debtor. Secured Party will thereupon, at Debtor’s request, (i) return, or direct Custodian to return, to Debtor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (ii) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.
          (l) Secured Party’s Representative. Paul M. Harbolick, Jr., the Sellers’ Executive Vice President and Chief Financial Officer, is so designated and authorized to act hereunder.
          (m) Custodian’s Rights to Serve as Legal Counsel. The parties hereto expressly acknowledge and agree that (i) Custodian acts hereunder as custodian of the Pledged Collateral on behalf of the parties solely for the purpose of accommodating the Secured Party, and (ii) nothing herein is intended to, nor shall anything here be construed to, disqualify Custodian from serving as legal counsel to

Creditor: Alliance Bank	Security, Pledge & Security Agreement
Debtor: Danaher

Secured Party or representing Secured Party as legal counsel, in any matter or proceeding. The foregoing shall not be deemed, however, to permit Custodian to breach any of its express contractual duties that are set forth herein.
     IN WITNESS WHEREOF, Debtor, Custodian, the Company, and Secured Party have executed this Security and Pledge Agreement as of the day and year first above written.

PLEDGOR:
By:		(Seal)
Thomas P. Danaher

COMPANY: ALLIANCE INSURANCE AGENCY, INC.
By:		(Seal)
Name:
Title:

SECURED PARTY: ALLIANCE BANK CORPORATION
By:		(Seal)
Name:
Title:

CUSTODIAN: VANDERPOOL, FROSTICK & NISHANIAN, P.C.
By:		(Seal)
Name:
Title:

Creditor: Alliance Bank	Security, Pledge & Security Agreement
Debtor: Danaher

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Creditor: Alliance Bank	Security, Pledge & Security Agreement
Debtor: Danaher

EXHIBIT “A”
TO SECURITY AND PLEDGE AGREEMENT
(Identification of Pledged Collateral)
Stock Certificate No. Six (6), issued by Alliance Insurance Agency, Inc., to Thomas P. Danaher, dated December 29, 2009, representing 9,800 shares of common capital stock of Alliance Insurance Agency, Inc., accompanied by an Irrevocable Stock Power for such stock certificate, endorsed in blank by Thomas P. Danaher.

Creditor: Alliance Bank	Exhibits to- Security, Pledge & Security Agreement
Debtor: Danaher/Skewes
Exhibit Page — i

EXHIBIT “B”
TO SECURITY AND PLEDGE AGREEMENT
(Form of Standby Stock Powers)
IRREVOCABLE STOCK POWER
(Stock Assignment Separate from Certificate)
     FOR VALUE RECEIVED, the undersigned does hereby sells, assigns and transfers to                                                                                   , Nine thousand Eight Hundred (9,800) shares of the common capital stock of ALLIANCE INSURANCE AGENCY, INC., a Virginia corporation (the “Corporation”), represented by Certificate No.                     , standing in the name of the undersigned on the books of the Corporation, and does hereby irrevocably constitute and appoint Paul M. Harbolcik, Jr. or any officer of the Secured Party under the terms of that certain Security, Pledge and Escrow Agreement dated December                     , 2009 and entered into by and between the undersigned and Alliance Bank Corporation, as the undersigned’s attorney-in-fact to transfer said stock on the books of the Corporation, with full power of substitution in the premises.
Dated: December                      , 2009

(Seal)
Thomas P. Danaher

Creditor: Alliance Bank	Exhibits to- Security, Pledge & Security Agreement
Debtor: Danaher/Skewes
Exhibit Page — ii